                                EXHIBIT 10


===========================================================================

                             CREDIT AGREEMENT

                        Dated as of March 18, 1999


                                   among


                           SPARTAN STORES, INC.,

                    The Institutions from time to time
                         parties hereto as Lenders

                                    and

                            ABN AMRO BANK N.V.,
            as Arranger, Syndication Agent and Collateral Agent



                          MICHIGAN NATIONAL BANK,
                  as Co-Arranger and Administrative Agent

                                    AND

                                 NBD BANK
                          AS DOCUMENTATION AGENT


===========================================================================

                              SIDLEY & AUSTIN
                         One First National Plaza
                         Chicago, Illinois  60603

===========================================================================

                             TABLE OF CONTENTS
SECTION                                                                PAGE

ARTICLE I:  DEFINITIONS
     1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . .1
     1.2  References . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     1.3  Supplemental Disclosure. . . . . . . . . . . . . . . . . . . . 29

ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES
     2.1  Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     2.2  Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . 33
     2.3  Acquisition Facility . . . . . . . . . . . . . . . . . . . . . 35
     2.4  Optional Payments; Mandatory Prepayments . . . . . . . . . . . 38
     2.5  Reduction of Commitments . . . . . . . . . . . . . . . . . . . 41
     2.6  Method of Borrowing; Rate Options for all Advances . . . . . . 41
     2.7  Method of Selecting Types and Interest Periods for Advances. . 42
     2.8  Minimum Amount of Each Advance . . . . . . . . . . . . . . . . 42
     2.9  Method of Selecting Types and Interest Periods for Conversion
          and Continuation of Advances . . . . . . . . . . . . . . . . . 42
     2.10 Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . 43
     2.11 Method of Payment. . . . . . . . . . . . . . . . . . . . . . . 43
     2.12 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     2.13 Telephonic Notices . . . . . . . . . . . . . . . . . . . . . . 43
     2.14 Promise to Pay; Interest and Commitment Fees; Interest
          Payment Dates; Interest and Fee Basis; Taxes; Loan and
          Control Accounts . . . . . . . . . . . . . . . . . . . . . . . 44
     2.15 Notification of Advances, Interest Rates, Prepayments and
          Aggregate Revolving Loan Commitment Reductions . . . . . . . . 52
     2.16 Lending Installations. . . . . . . . . . . . . . . . . . . . . 52
     2.17 Non-Receipt of Funds by the Administrative Agent . . . . . . . 52
     2.18 Termination Date . . . . . . . . . . . . . . . . . . . . . . . 52
     2.19 Replacement of Certain Lenders . . . . . . . . . . . . . . . . 52
     2.20 Collection Account Arrangements. . . . . . . . . . . . . . . . 53

ARTICLE III: THE LETTER OF CREDIT FACILITY
     3.1  Obligation to Issue; Transitional Issues . . . . . . . . . . . 54
     3.2  Types and Amounts. . . . . . . . . . . . . . . . . . . . . . . 55
     3.3  Conditions.. . . . . . . . . . . . . . . . . . . . . . . . . . 55
     3.4  Procedure for Issuance of Letters of Credit. . . . . . . . . . 55
     3.5  Letter of Credit Participation . . . . . . . . . . . . . . . . 56
     3.6  Reimbursement Obligation . . . . . . . . . . . . . . . . . . . 56
     3.7  Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . 57
     3.8  Issuing Bank Reporting Requirements. . . . . . . . . . . . . . 57
     3.9  Indemnification; Exoneration . . . . . . . . . . . . . . . . . 57
     3.10 Cash Collateral. . . . . . . . . . . . . . . . . . . . . . . . 59

SECTION                                                                PAGE

ARTICLE IV:  CHANGE IN CIRCUMSTANCES
     4.1  Yield Protection . . . . . . . . . . . . . . . . . . . . . . . 59
     4.2  Changes in Capital Adequacy Regulations. . . . . . . . . . . . 60
     4.3  Availability of Types of Advances. . . . . . . . . . . . . . . 61
     4.4  Funding Indemnification. . . . . . . . . . . . . . . . . . . . 61
     4.5  Lender Statements; Survival of Indemnity . . . . . . . . . . . 61

ARTICLE V:  CONDITIONS PRECEDENT
     5.1  Initial Advances and Letters of Credit . . . . . . . . . . . . 62
     5.2  Each Advance and Letter of Credit. . . . . . . . . . . . . . . 63

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES
     6.1  Organization; Corporate Powers . . . . . . . . . . . . . . . . 63
     6.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     6.3  No Conflict; Governmental Consents . . . . . . . . . . . . . . 64
     6.4  Financial Statements . . . . . . . . . . . . . . . . . . . . . 65
     6.5  No Material Adverse Change . . . . . . . . . . . . . . . . . . 65
     6.6  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     6.7  Litigation; Loss Contingencies and Violations. . . . . . . . . 66
     6.8  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 66
     6.9  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     6.10 Accuracy of Information. . . . . . . . . . . . . . . . . . . . 68
     6.11 Securities Activities. . . . . . . . . . . . . . . . . . . . . 68
     6.12 Material Agreements. . . . . . . . . . . . . . . . . . . . . . 68
     6.13 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 68
     6.14 Assets and Properties. . . . . . . . . . . . . . . . . . . . . 69
     6.15 Statutory Indebtedness Restrictions. . . . . . . . . . . . . . 69
     6.16 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     6.17 Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . 70
     6.18 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 70
     6.19 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     6.20 Foreign Employee Benefit Matters . . . . . . . . . . . . . . . 71
     6.21 Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     6.22 Year 2000 Issues . . . . . . . . . . . . . . . . . . . . . . . 72
     6.23 Subordinated Indebtedness. . . . . . . . . . . . . . . . . . . 72

ARTICLE VII:  COVENANTS
     7.1  Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     7.2  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . 78
     7.3  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . 83
     7.4  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . 94

SECTION                                                                PAGE

ARTICLE VIII:  DEFAULTS
     8.1  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . 97

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
     REMEDIES
     9.1  Termination of Commitments; Acceleration . . . . . . . . . . .100
     9.2  Defaulting Lender. . . . . . . . . . . . . . . . . . . . . . .100
     9.3  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .102
     9.4  Preservation of Rights . . . . . . . . . . . . . . . . . . . .103

ARTICLE X:  GENERAL PROVISIONS
     10.1  Survival of Representations . . . . . . . . . . . . . . . . .104
     10.2  Governmental Regulation . . . . . . . . . . . . . . . . . . .104
     10.3  Performance of Obligations. . . . . . . . . . . . . . . . . .104
     10.4  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .104
     10.5  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .104
     10.6  Several Obligations; Benefits of this Agreement . . . . . . .105
     10.7  Expenses; Indemnification . . . . . . . . . . . . . . . . . .105
     10.8  Numbers of Documents. . . . . . . . . . . . . . . . . . . . .107
     10.9  Accounting. . . . . . . . . . . . . . . . . . . . . . . . . .107
     10.10 Severability of Provisions. . . . . . . . . . . . . . . . . .107
     10.11 Nonliability of Lenders . . . . . . . . . . . . . . . . . . .107
     10.12 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .107
     10.13 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL . . .108
     10.14 No Strict Construction. . . . . . . . . . . . . . . . . . . .109
     10.15 Subordination of Intercompany Indebtedness. . . . . . . . . .109

ARTICLE XI:  THE AGENTS
     11.1  Appointment; Nature of Relationship . . . . . . . . . . . . .111
     11.2  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     11.3  General Immunity. . . . . . . . . . . . . . . . . . . . . . .111
     11.4  No Responsibility for Loans, Creditworthiness, Recitals, Etc.111
     11.5  Action on Instructions of Lenders . . . . . . . . . . . . . .112
     11.6  Employment of Agents and Counsel. . . . . . . . . . . . . . .112
     11.7  Reliance on Documents; Counsel. . . . . . . . . . . . . . . .112
     11.8  Reimbursement and Indemnification . . . . . . . . . . . . . .112
     11.9  Rights as a Lender. . . . . . . . . . . . . . . . . . . . . .113
     11.10 Lender Credit Decision. . . . . . . . . . . . . . . . . . . .113
     11.11 Successor Agents. . . . . . . . . . . . . . . . . . . . . . .113
     11.12 Collateral Documents. . . . . . . . . . . . . . . . . . . . .114

SECTION                                                                PAGE

ARTICLE XII:  SETOFF; RATABLE PAYMENTS
     12.1  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . .115
     12.2  Ratable Payments. . . . . . . . . . . . . . . . . . . . . . .115
     12.3  Application of Payments . . . . . . . . . . . . . . . . . . .115
     12.4  Relations Among Lenders . . . . . . . . . . . . . . . . . . .116

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
     13.1  Successors and Assigns. . . . . . . . . . . . . . . . . . . .117
     13.2  Participations. . . . . . . . . . . . . . . . . . . . . . . .117
     13.3  Assignments . . . . . . . . . . . . . . . . . . . . . . . . .118
     13.4  Confidentiality . . . . . . . . . . . . . . . . . . . . . . .120
     13.5  Dissemination of Information. . . . . . . . . . . . . . . . .120

ARTICLE XIV:  NOTICES
     14.1  Giving Notice . . . . . . . . . . . . . . . . . . . . . . . .121
     14.2  Change of Address . . . . . . . . . . . . . . . . . . . . . .121

ARTICLE XV:  COUNTERPARTS

                          EXHIBITS AND SCHEDULES
                                 EXHIBITS
EXHIBIT A      --   Commitments
                    (Definitions)

EXHIBIT B-1    --   Form of Revolving Note
                    (Definitions)

EXHIBIT B-2    --   Form of Tranche A Term Note
                    (Definitions)

EXHIBIT B-3    --   Form of Tranche B Term Note
                    (Definitions)

EXHIBIT B-4    --   Form of Acquisition Facility Note
                    (Definitions)

EXHIBIT B-5    --   Form of Swing Line Note
                    (Definitions)

EXHIBIT C      --   Form of Borrowing Notice (Section 2.7)

EXHIBIT D      --   Form of Request for Letter of Credit (Section 3.3)

EXHIBIT E      --   Form of Assignment and Acceptance Agreement
                    (Sections 2.19 and 13.3)

EXHIBIT F      --   Form of Borrower's Counsel's Opinion
                    (Section 5.1)

EXHIBIT G      --   List of Closing Documents
                    (Section 5.1)

EXHIBIT H      --   Form of Officer's Certificate
                    (Sections 5.2 and 7.1(A)(iv))

EXHIBIT I      --   Form of Compliance Certificate
                    (Sections 5.2 and 7.1(A)(iv))

EXHIBIT J      --   Form of Guaranty Supplement
                    (Definitions)

EXHIBIT K      --   Form of Escrow Agreement
                    (Definitions; Section 5.3)

                                 SCHEDULES

Schedule 1.1.1    --    Permitted Existing Contingent Obligations
                        (Definitions)

Schedule 1.1.2    --    Permitted Existing Indebtedness (Definitions)

Schedule 1.1.3    --    Permitted Existing Investments (Definitions)

Schedule 1.1.4    --    Permitted Existing Liens (Definitions)

Schedule 3.1      --    Existing Letters of Credit (Definitions; Section
                        3.1)

Schedule 6.4      --    Pro Forma Financial Statements and Projections
                        (Section 6.4(A))

Schedule 6.7      --    Litigation; Loss Contingencies (Section 6.7)

Schedule 6.8      --    Subsidiaries (Section 6.8)

Schedule 6.9      --    ERISA (Section 6.9)

Schedule 6.16     --    Insurance (Sections 6.16 and 7.2(E))

Schedule 6.17     --    Labor Matters (Section 6.17)

Schedule 6.18     --    Environmental Matters (Section 6.18)

Schedule 7.2(R)   --    Post-Closing Matters (Section 7.2(R))

Schedule 7.3(H)   --    Transactions with Affiliates (Section 7.3(H))

                             CREDIT AGREEMENT


     This Credit Agreement dated as of March 18, 1999 is entered into among SPARTAN STORES, INC., a Michigan corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to SECTION 13.3, ABN AMRO BANK N.V., in its capacity as Arranger, Collateral Agent and Syndication Agent and MICHIGAN NATIONAL BANK, in its capacity as a Co-Arranger and as Administrative Agent. The parties hereto agree as follows:


ARTICLE I:  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

     As used in this Agreement:

     "ABN AMRO" means ABN AMRO Bank N.V., in its individual capacity, and its successors.

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

     "ACQUISITION FACILITY COMMITMENT" means, for each Lender, the obligation of such Lender to make Acquisition Facility Loans not exceeding the amount set forth on EXHIBIT A to this Agreement opposite its name thereon under the heading "Acquisition Facility Commitment" or in the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

     "ACQUISITION FACILITY LOAN" is defined in SECTION 2.3 hereof.

     "ACQUISITION FACILITY NOTE" means a note in substantially the form of EXHIBIT B-4 hereto duly executed by the Borrower and payable to the order of a Lender in the amount of its Acquisition Facility Commitment, including any amendment, restatement, modification, renewal or replacement of such Acquisition Facility Note.

     "ACQUISITION LOAN PRO RATA SHARE" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then aggregate amount of such Lender's Acquisition Facility Commitment (or, after the Term Loan Conversion Date, the outstanding principal balance of such Lender's Acquisition Facility Loans) and the denominator of which shall be the then aggregate amount of the Acquisition Facility Commitments (or, after the Term Loan Conversion Date or if such Commitments have been terminated, the outstanding principal balance of all Acquisition Facility Loans).

     "ACQUISITION LOAN TERMINATION DATE" means March 18, 2006.

     "ACQUISITION REDEMPTIONS" means all redemptions, retirements, purchases or other acquisitions for value, direct or indirect, of any Equity Interests of the Borrower from any seller or target entity in connection with a Permitted Acquisition; PROVIDED (a) all amounts in connection therewith are included in the calculation of the purchase price for purposes of determining whether such Acquisition is subject to the requirements of SECTION 7.3(G)(III)(H); and (b) all amounts in connection therewith are paid not later than one year following the closing date of such Permitted Acquisition.

     "ADMINISTRATIVE AGENT" means Michigan National, in its capacity as contractual representative for itself and the Lenders pursuant to ARTICLE XI hereof and any successor Administrative Agent appointed pursuant to
ARTICLE XI hereof.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

     "AFFECTED LENDER" is defined in SECTION 2.19 hereof.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

     "AGENTS" means the Syndication Agent, the Collateral Agent and the Administrative Agent.

     "AGGREGATE ACQUISITION FACILITY COMMITMENT" means the aggregate of the Acquisition Facility Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Acquisition Facility Commitment is Seventy-Five Million Dollars ($75,000,000).

     "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Million Dollars ($100,000,000).

     "AGGREGATE TERM LOAN COMMITMENT" means the aggregate of the Tranche A Term Loan Commitments ($100,000,000) and the Tranche B Term Loan
Commitments ($150,000,000)of all the Lenders. The Aggregate Term Loan Commitment is Two-Hundred and Fifty Million Dollars ($250,000,000).

     "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in SECTION 6.4(B) hereof, PROVIDED, HOWEVER, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in
SECTION 6.4(A) hereof; PROVIDED, FURTHER, HOWEVER, all PRO FORMA financial statements reflecting Acquisitions shall be prepared in accordance with the requirements established by the Commission for acquisition accounting for reporting acquisitions by public companies (whether or not such Acquisitions are required to be publicly reported).

     "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and
(b) one-half of one percent (0.5%) per annum.

     "APPLICABLE EURODOLLAR MARGINS" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans which are Tranche A Term Loans, Revolving Loans, Tranche B Term Loans or Acquisition Facility Loans, as applicable, determined in accordance with the provisions of SECTION 2.14(D)(II) hereof.

     "APPLICABLE FLOATING RATE MARGINS" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans which are Tranche A Term Loans, Revolving Loans, Tranche B Term Loans or Acquisition Facility Loans, as applicable, determined in accordance with the provisions of SECTION 2.14(D)(II) hereof.

     "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin for Revolving Loans in effect on such date.

     "ARRANGER" means ABN AMRO, as the arranger for the loan transactions evidenced by this Agreements and "ARRANGERS" means the Arranger and the Co-Arranger.

     "ASSIGNMENT AGREEMENT" shall mean an assignment and acceptance agreement entered into in connection with an assignment pursuant to SECTION
13.3 hereof in substantially the form of EXHIBIT E.

     "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

     "AUTHORIZED AGENT" means any Authorized Officer or any other employee of the Borrower identified through documentation acceptable to the Agents as being authorized to effect borrowings, request issuance of Letters of Credit or select Types and Interest Periods for Advances hereunder, acting singly.

     "AUTHORIZED OFFICER" means any of the President, Director of Finance or Vice President of Finance of the Borrower, acting singly.

     "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

     "BORROWER" means Spartan Stores, Inc., a Michigan corporation, together with its successors and assigns.

     "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement of even date herewith executed by the Borrower in favor of the Collateral Agent for the benefit of the Holders of Secured Obligations, as amended, supplemented, restated or otherwise modified from time to time pledging all of the outstanding Capital Stock of each of the Borrower's Subsidiaries.

     "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

     "BORROWING NOTICE" is defined in SECTION 2.7 hereof.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Farmington Hills, Michigan, Chicago, Illinois and New York, New York and on which dealings in Dollars are carried on in the London interbank market and
(ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Farmington Hills, Michigan, Chicago, Illinois and New York, New York.

     "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Corporation); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc.; PROVIDED that the maturities of such Cash Equivalents shall not exceed 365 days.

     "CHANGE" is defined in SECTION 4.2 hereof.

     "CHANGE OF CONTROL" means an event or series of events by which:

          (i) any "person" or "group" (as such terms are used in SECTIONS 13(D) and 14(D) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the Borrower's Capital Stock ordinarily having the right to vote at an election of directors;

         (ii) during any period of 12 consecutive calendar months, individuals:

         (a) who were directors of the Borrower on the first day of such period, or

         (b) whose election or nomination for election to the board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower;

        (iii) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property; or

         (iv) other than as a result of a transaction permitted under the terms of this Agreement, the Borrower shall cease to own, of record and beneficially, with sole voting and dispositive power, (a) 100% of the outstanding shares of Capital Stock of each of the Guarantors or
     (b) shall cease to have the power, directly or indirectly, to elect a majority of the members of the board of directors of each of the Guarantors.

     "CLOSING DATE" means the date on which the Term Loans and the initial Revolving Loans are advanced hereunder.

     "CO-ARRANGER" means Michigan National in its capacity as the co-arranger, with the Arranger, for the loan transactions evidenced by this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Collateral Agent, for the benefit of the Holders of Secured Obligations, or to the Collateral Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

     "COLLATERAL AGENT" means ABN AMRO Bank N.V. in its capacity as collateral agent for itself and the Lenders, together with any successor entity thereto.

     "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement, including, without limitation, the Security Agreement, the Pledge Agreements, the Collection Account Agreements, the Mortgages, the Intellectual Property Agreements, and all other security agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries and delivered to the Collateral Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

     "COLLECTION ACCOUNT" means each blocked depository account maintained by the Borrower or any of its Subsidiaries, subject to a Collection Account Agreement, for the collection of Receivables and other proceeds of Collateral.

     "COLLECTION ACCOUNT AGREEMENT" means a written agreement among the Borrower or one of its Subsidiaries, the Collateral Agent, and, as applicable, each of the banks at which the Borrower or any of its Subsidiaries maintains a Collection Account in substantially the form attached as EXHIBIT C to the Security Agreement or such other form as may be reasonably acceptable to the Collateral Agent.

     "COLLECTION ACCOUNT BLOCKAGE DATE" means the date, following the occurrence and during the continuance of a Default, on which any Agent or the Required Lenders, in any Agent's or the Required Lenders' discretion, instruct(s) any financial institution party to a Collection Account as described in the applicable Collection Account Agreement to remit, during the continuance of such Default, all amounts deposited in the Collection Account to the Collateral Agent or as the Collateral Agent shall direct.

     "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "COMMITMENT" means, for each Lender, collectively, such Lender's Acquisition Facility Commitment, Revolving Loan Commitment, Tranche A Term Loan Commitment and Tranche B Term Loan Commitment.

     "CONSOLIDATED TANGIBLE ASSETS" means the total assets of the Borrower and its Subsidiaries on a consolidated basis, but excluding therefrom all items that are treated as intangibles under Agreement Accounting
Principles.

     "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

     "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in CLAUSE (I) above or any partnership or trade or business described in CLAUSE (II) above.

     "CONTROLLED SUBSIDIARY" of any Person means a Subsidiary of such Person (i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

     "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.9(D) hereof.

     "CURE LOAN" is defined in SECTION 9.2(III) hereof.

     "CUSTOMARY PERMITTED LIENS" means:

          (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

         (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

        (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $7,500,000;

         (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under SECTION 8.1(H) hereof; and

         (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

     "CUSTOMER GUARANTIED INDEBTEDNESS" shall mean Indebtedness of any customer of the Borrower or any of its Subsidiaries permitted to be guarantied by the Borrower under this Agreement either pursuant to the provisions of SECTION 7.3(E)(II) (Permitted Existing Contingent Obligations) or SECTION 7.3(E)(V) (Customer Loan Guaranties entered into after the Closing Date).

     "CUSTOMER LOAN GUARANTIES" is defined in SECTION 7.3(E)(V) hereof.

     "CUSTOMER LEASE GUARANTIES" is defined in SECTION 7.3(E)(VI) hereof.

     "DEFAULT" means an event described in ARTICLE VIII hereof.

     "DESIGNATED LENDER" means National Australia Bank Limited or Michigan National Bank, determined by reference to which of such entities at the time of such determination has a Revolving Loan Commitment and Swing Loan Commitment under this Agreement.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "DOLLAR" and "$" means dollars in the lawful currency of the United
States.

     "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income (including, without limitation and without duplication, rebate income and interest income), PLUS (ii) Interest Expense, PLUS (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, PLUS (iv) depreciation expense to the extent deducted in computing Net Income, PLUS
(v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, PLUS (vi) other non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles to the extent deducted in computing Net Income, PLUS (vii) other extraordinary non-cash charges to the extent deducted in computing Net Income.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. <Section> 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. <Section> 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. <Section> 6901 ET SEQ., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

     "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "ESCROW AGREEMENT" means the Escrow Agreement dated as of the date hereof between the Borrower, the Agents and LaSalle National Bank, as escrow agent.

     "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the arithmetic mean, rounded to the nearest 1/100 of 1% of the applicable London interbank offered rate by major banks for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, if the Reuters Screen FRBD is not available for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate by major banks for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; and PROVIDED, FURTHER that if the Dow Jones Markets (Telerate) Page 3750 is not available for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate by major banks for deposits in U.S. dollars appearing in the Wall Street Journal, Midwest Edition, report of such interest rate as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If none of such rates are available for any reason, the Administrative Agent, with the consent of the Syndication Agent, may select any other generally acceptable authoritative source as a reference for such rate.

     "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

     "EURODOLLAR RATE LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

     "EXCESS CASH FLOW" means, for any period, an amount, without duplication, equal to the Borrower's and its Subsidiaries' consolidated
(i) EBITDA for such period, MINUS (ii) income taxes paid in cash for such period, MINUS (iii) Capital Expenditures paid in cash during such period, MINUS (iv) Interest Expense for such period, MINUS (v) scheduled amortization of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other Indebtedness of the Borrower and its Subsidiaries during such period and MINUS (vi) Restricted Payments permitted to be made pursuant to the terms of SECTION 7.3(F) during such period, in each case as calculated in accordance with Agreement Accounting Principles.

     "EXISTING LETTERS OF CREDIT" means those certain letters of credit set described on Schedule 3.1 hereto.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the Fed Funds Effective Rate as most recently published on page 73 of the Knight Ridder Money Center; PROVIDED if page 73 of the Knight Ridder Money Center is not available for any reason then the Federal Funds Effective Rate for such day shall be the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; PROVIDED, FURTHER if such rate is not so published for any day the Administrative Agent may in its reasonable discretion, and with the concurrence of the Syndication Agent, select a reference comparable to such references.

     "FINANCING" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person, receipt by such Person of any capital contribution or issuance or sale by such Person of any Indebtedness consisting of debt securities of such Person.

     "FIXED CHARGE COVERAGE RATIO" is defined in SECTION 7.4(A) hereof.

     "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

     "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

     "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "GOVERNMENTAL ACTS" is defined in SECTION 3.9(A) hereof.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to any Agent, any Arranger or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

     "GUARANTORS" means (i) all of the Borrower's Subsidiaries as of the Closing Date other than MDP LLC and (ii) any other new Subsidiaries which have satisfied the provisions of SECTION 7.3(G) hereof, and their respective successors and assigns.

     "GUARANTY" means that certain Subsidiary Guaranty dated as of the date hereof, executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended, modified, supplemented (including as a result of the Guaranty Supplement) and/or restated (including to add new Guarantors), and as in effect from time to time.

     "GUARANTY SUPPLEMENT" shall mean a supplement to the guaranty entered into in pursuant to the terms of SECTION 7.3(G) in substantially the form of EXHIBIT J.

     "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "HOLDERS OF SECURED OBLIGATIONS" shall mean the holders of the Secured Obligations from time to time, including, without limitation, (i) each Lender in respect of its Loans, (ii) the Issuing Bank in respect of Reimbursement Obligations, (iii) the Agents, the Lenders, the Swing Line Bank and the Issuing Banks in respect of all other present and future obligations and liabilities of the Borrower or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Indemnitee in respect of the obligations and liabilities of the Borrower to such Person hereunder,
(iv) each Lender (or affiliate thereof), in respect of all Hedging Obligations of the Borrower or any of its Subsidiaries to such Lender (or such affiliate) as exchange party or counterparty under any Hedging Agreement, and (v) their respective successors, transferees and assigns.

     "INDEBTEDNESS" of any Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments,
(e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to standby letters of credit (other than contingent reimbursement obligations with respect to standby letters of credit required to be maintained by the Borrower and/or its Subsidiaries in connection with the insurance business operated by Spartan Insurance Company, Ltd. and its Subsidiaries; PROVIDED such obligations shall be excluded only if Cash Equivalents which are subject to the Liens granted under the Collateral Documents are maintained by Spartan Insurance Company, Ltd. in an amount at least equal to the amount available for drawing under such letters of credit and the Collateral Agent shall have received perfection opinions with respect to its security interest in such Cash Equivalents on or prior to the date that is 30 days after the Closing
Date), (h) Hedging Obligations and (i) Off Balance Sheet Liabilities; PROVIDED, HOWEVER, for all purposes under this Agreement, the term Indebtedness shall not include any amounts in respect of any Permitted Hybrid Securities. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

     "INDEMNIFIED MATTERS"  is defined in SECTION 10.7(B) hereof.

     "INDEMNITEES" is defined in SECTION 10.7(B) hereof.

     "INTELLECTUAL PROPERTY DOCUMENTS" means (i) (a) those certain Patent Security Agreements, (b) Trademark Security Agreements and (c) Copyright Security Agreements each of even date herewith executed by the Borrower and its Subsidiaries in favor of the Collateral Agent for the benefit of the holders of Secured Obligations as amended, restated or otherwise modified from time to time and (ii) (a) those certain Patent Security Agreements,
(b) Trademark Security Agreements and (c) Copyright Security Agreement, or amendments thereto, executed pursuant to SECTION 7.2(N) by the Borrower and its Subsidiaries.

     "INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees and including the net attributable interest component with respect to any interest rate exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with Agreement Accounting Principles.

     "INTEREST EXPENSE COVERAGE RATIO" is defined in SECTION 7.4(D) hereof.

     "INTEREST PERIOD" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement; PROVIDED alternative interest periods may be established by the Arrangers during the Syndication Period as set forth in SECTION 2.6. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "INTEREST RATE AGREEMENTS" is defined in SECTION 7.3(P) hereof.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "ISSUING BANKS" means (i) the Lender(s) which have issued the Existing Letters of Credit; (ii) ABN AMRO, (iii) Michigan National and (iv) any other Lender which, at the Borrower's request, agrees, in each such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to SECTION 3.1. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Arrangers.

     "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

     "L/C INTEREST" shall have the meaning ascribed to such term in SECTION
3.5 hereof.

     "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

     "LEASE ADJUSTED LEVERAGE RATIO" is defined in SECTION 7.4(C) hereof.

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "LENDING INSTALLATION" means, with respect to a Lender or any Agent, any office, branch, subsidiary or affiliate of such Lender or Agent.

     "LETTER OF CREDIT" means (a) the Existing Letters of Credit and (b) the letters of credit to be issued by the Issuing Banks pursuant to SECTION
3.1 hereof.

     "LEVERAGE RATIO" is defined in SECTION 7.4(B) hereof.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to SECTION 2.1, SECTION 2.2(A) or SECTION 2.3 hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to SECTION 2.2(B) hereof, and collectively all Term Loans, Revolving Loans, Swing Line Loans and Acquisition Facility Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

     "LOAN ACCOUNT" is defined in SECTION 2.14(F) hereof.

     "LOAN DOCUMENTS" means this Agreement, the Notes and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Agents to enforce in any material respect the Obligations.

     "MATERIAL SUBSIDIARY" means (a) any "Significant Subsidiary" as defined in Regulation S-X issued pursuant to the Securities Act and the Exchange Act and (b) any other Subsidiary of the Borrower which accounts for five percent (5%) or more of the Borrower's EBITDA.

     "MICHIGAN NATIONAL" means Michigan National Bank, in its individual capacity, and its successors.

     "MORTGAGE(S)" means those certain mortgages or deeds of trust executed on the date hereof or from time to time hereafter in accordance with the terms of this Agreement or the other Collateral Documents by the Borrower and its Subsidiaries in favor of the Collateral Agent as amended, restated or otherwise modified from time to time with respect to any real property owned by the Borrower or any of its Subsidiaries.

     "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale or Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset
Sale) or from such Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions, underwriter's fees and commissions and other fees and expenses related to such Asset Sale or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in any Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (b) cash payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale or Financing upon receipt of such cash payments by such Person or such Subsidiary.

     "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

     "NET REDEMPTION AMOUNT" for any period means an amount (if positive) equal to (A) the aggregate amount of all redemptions, retirements, purchases or other acquisitions for value, direct or indirect, of any Equity Interests of the Borrower during such period MINUS (B) the aggregate amount of Net Cash Proceeds realized from the sale of Equity Interests (other than Disqualified Stock) of the Borrower to customers of the Borrower and its Subsidiaries during such period.

     "NON PRO RATA LOAN" is defined in SECTION 9.2 hereof.

     "NOTES" means the Acquisition Facility Notes, Revolving Notes, Term Notes and Swing Line Note.

     "NOTICE OF ASSIGNMENT" is defined in SECTION 13.3(B) hereof.

     "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Agent, any Arranger, the Swing Line Bank, any Lender, any Issuing Bank, any Affiliate of any Agent, any Arranger or Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "OFF BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease, tax retention operating lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "OTHER TAXES" is defined in SECTION 2.14(E)(II) hereof.

     "PARTICIPANTS" is defined in SECTION 13.2(A) hereof.

     "PAYMENT DATE" means the last Business Day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERMITTED ACQUISITION" is defined in SECTION 7.3(G) hereof.

     "PERMITTED CARRYOVER AMOUNT" is defined in SECTION 7.3(F).

     "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means Contingent
Obligations of the Borrower and its Subsidiaries identified as such on
SCHEDULE 1.1.1 to this Agreement.

     "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.2 to this Agreement.

     "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.3 to this Agreement.

     "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.4 to this Agreement.

     "PERMITTED HYBRID SECURITIES" means instruments or securities issued by the Borrower as part of the purchase price in connection with a Permitted Acquisition which contain primarily equity attributes or features, any payments in connection with which are subordinated to payment of the Secured Obligations to the satisfaction of the Agents and the other terms of which are acceptable to the Required Lenders.

     "PERMITTED MICHIGAN NATIONAL TRANSFERS" is defined in SECTION 13.3(A) hereof.

     "PERMITTED PURCHASE MONEY INDEBTEDNESS" is defined in SECTION 7.3(A)(VI) hereof.

     "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement, including, without limitation, of the Borrower's Permitted Existing Indebtedness consisting of its outstanding variable rate notes, that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrower or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

     "PERMITTED SWEEP ACCOUNTS" is defined in SECTION 2.20(A) hereof.

     "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLEDGE AGREEMENTS" means (a) the Borrower Pledge Agreement; (b) the Pledge Agreement dated as of the date hereof executed by Shield Insurance Services, Inc., a Michigan corporation, in favor of the Collateral Agent with respect to 100% of the Capital Stock owned by it of Shield Benefit Administrators, Inc.; and (c) any pledge agreement executed by any Subsidiary with respect to the Capital Stock of any other Subsidiary executed pursuant to the terms of SECTION 7.2(N), in each case, as amended, modified, supplemented and/or restated (including to add additional pledged Capital Stock of additional Subsidiaries.

     "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "PRIME RATE" means the rate of interest reported as the "Prime Rate" in THE WALL STREET JOURNAL as of each respective business day or, in the case of each non-business day, as reported as of the immediately preceding business day. In the event that THE WALL STREET JOURNAL ceases reporting the Prime Rate, then "Prime Rate" shall mean the rate announced publicly from time to time by the Administrative Agent, to be its prime commercial lending rate. Each change in the Prime Rate shall be effective on the date such change is announced. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged by the Administrative

Agent or any of the Lenders to any customers. The Administrative Agent and the other Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "PRO RATA SHARE" means, with respect to any Lender, (i) at any time prior to the Closing Date, the percentage obtained by dividing (A) such Lender's Commitments at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Acquisition Facility Commitment, the Aggregate Term Loan Commitment and the Aggregate Revolving Loan Commitment at such time and
(ii) at any time after the Closing Date, the percentage obtained by dividing (A) the sum of such Lender's Term Loans, Revolving Loan Commitment and Acquisition Facility Commitment (or, after the Term Loan Conversion Date, the outstanding principal balance of such Lender's Acquisition Facility Loans) at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans, the Aggregate Revolving Loan Commitment and the Aggregate Acquisition Facility Commitment (or, after the Term Loan Conversion Date, the outstanding principal balance of all Acquisition Facility Loans) at such time; PROVIDED, HOWEVER, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's Term Loans, Acquisition Facility Loans, Revolving Loans and L/C Obligations and in the case of the Swing Line Bank, Swing Line Loans, by (y) the aggregate amount of all Term Loans, Acquisition Facility Loans, Revolving Loans, L/C Obligations and Swing Line Loans.

     "PURCHASERS" is defined in SECTION 13.3(A) hereof.

     "RATE OPTION" means the Eurodollar Rate or the Floating Rate.

     "REGISTER" is defined in SECTION 13.3(C) hereof.

     "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

     "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 3.6 hereof.

     "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

     "REPLACEMENT LENDER" is defined in SECTION 2.19 hereof.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, PROVIDED, HOWEVER, that a failure to meet the minimum funding standards of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either
Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66-2/3%); PROVIDED, HOWEVER, that, if any of the Lenders shall have failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrower, Acquisition Loan Pro Rata Share of any Acquisition Facility Loan requested by the Borrower or Revolving Loan Pro Rata Share of any Swing Line Loan as requested by the Administrative Agent which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their applicable pro rata shares of such Revolving Loans, Acquisition Facility Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent equal to or greater than sixty-six and two-third percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED FURTHER, HOWEVER, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are equal to or greater than sixty-six and two-thirds percent (66-2/3%).

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

     "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than the Obligations, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (v) any payment of management fees (or other fees of a similar nature) to any holder of Equity Interests in the Borrower or any member of management of the Borrower.

     "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Aggregate Revolving Loan Commitment at such time exceeds the Revolving Credit Obligations at such time.

     "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time PLUS (ii) the outstanding principal amount of the Swing Line Loans at such time PLUS (iii) the L/C Obligations at such time.

     "REVOLVING LOAN" is defined in SECTION 2.2(A) hereof.

     "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and Swing Line Loans not exceeding the amount set forth on EXHIBIT A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

     "REVOLVING LOAN PRO RATA SHARE" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then aggregate amount of such Lender's Revolving Loan Commitment (or, if such Commitments have been terminated, the outstanding principal balance of such Lender's Revolving Loans) and the denominator of which shall be the then aggregate amount of all Revolving Loan Commitments (or, if such Commitments have been terminated, the outstanding principal balance of all Revolving Loans).

     "REVOLVING LOAN TERMINATION DATE" means March 18, 2005.

     "REVOLVING NOTE" means a note, in substantially the form of EXHIBIT B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

     "RISK-BASED CAPITAL GUIDELINES" is defined in SECTION 4.2 hereof.

     "SCHEDULED REDEMPTIONS" is defined in SECTION 7.3(F)(II).

     "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and
(ii) all Hedging Obligations owing under Interest Rate Agreements to any Lender or any affiliate of any Lender.

     "SECURITY AGREEMENT(S)" means those certain Security Agreements of even date herewith executed by the Borrower and each of its Subsidiaries (whether in one agreement or multiple agreements) in favor of the Collateral Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "SOLVENT" shall mean, when used with respect to any Person, that at the time of determination:

          (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

         (ii) it is then able and expects to be able to pay its debts as they mature; and

        (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

     "SPECIFIED ACQUISITIONS" mean (i) the acquisition transaction under the Stock Purchase Agreement dated as of February 25, 1999 by and between Valuland, Inc., Donald J. Koop, Janet Koop, Donald Koop Trust, Janet Koop Trust, Lynda S. Kruithoff Trust, Laura L. De Haan Trust, John P. Koop Trust and Daniel J. Koop Trust, as joined in by DK&RK, L.L.C. and Golden Eagle, L.L.C. and Borrower with respect to the acquisition of the Capital Stock of Family Fare, Inc., Family Fare Management Services, Inc. and Family Fare Trucking, Inc.; and (ii) the acquisition transaction under the Asset Purchase Agreement by and between Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc., as sellers and Valuland, Inc., as buyer, as joined in by certain shareholders and by Universal Land Company and the Borrower.

     "SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness of the Borrower the payment of which is subordinated to payment of the Secured Obligations to the satisfaction of the Agents and the other terms
(including, without limitation those with respect to amount, maturity

(which shall not be prior to six (6) months after the Termination Date), amortization, interest rate, premiums, fees, covenants, events of default and remedies) of which are acceptable to the Agents.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "SWING LINE BANK" means the Designated Lender or any other Lender as a successor Swing Line Bank.

     "SWING LINE COMMITMENT" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

     "SWING LINE LOAN" means any Swing Line Loan made available to the Borrower by the Swing Line Bank pursuant to SECTION 2.2(B) hereof.

     "SWING LINE NOTE" means a promissory note, in substantially the form of EXHIBIT B-5 hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

     "SYNDICATION AGENT" means ABN AMRO Bank N.V. in its capacity as syndication agent for itself and the Lenders, together with any successor entity thereto.

     "TAXES" is defined in SECTION 2.14(E)(I) hereof.

     "TERM LOANS" means, collectively, the Tranche A Term Loans, the Tranche B Term Loans and, after the Term Loan Conversion Date, the Acquisition Facility Loans.

     "TERM NOTES" means, collectively, the Tranche A Term Notes, the Tranche B Term Notes and, after the Term Loan Conversion Date, the Acquisition Facility Notes.

     "TERMINATION DATE" means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination of the Aggregate Revolving Loan Commitment pursuant to SECTION 2.5 hereof or the Commitments pursuant to SECTION 9.1 hereof.

     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "TERM LOAN CONVERSION DATE" is defined in SECTION 2.3 hereof.

     "TERM NOTE" means a Tranche A Term Note, a Tranche B Term Note, or, after the Term Loan Conversion Date, an Acquisition Facility Note.

     "TOTAL DEBT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of the Borrower and its Subsidiaries, other than the sum of the amounts then owed by the Borrower and its Subsidiaries in respect of Hedging Obligations; PROVIDED:
(i) Contingent Obligations in connection with Customer Guarantied Indebtedness up to an aggregate principal amount not to exceed $15,000,000 shall be excluded from the calculation of Total Debt (with all amounts in excess of such amount being included in the calculation of Total Debt);
(ii) so long as such obligations remain contingent, Contingent Obligations in connection with Customer Lease Guaranties shall be excluded from the calculation of Total Debt; and (iii) there shall be included in Total Debt all amounts for which payment has been demanded or otherwise sought from the Borrower or any of its Subsidiaries in connection with any Customer Loan Guaranties or Customer Lease Guaranties.

     "TRANCHE A PRO RATA SHARE" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then outstanding principal balance of such Lender's Tranche A Term Loans and the denominator of which shall be the then outstanding principal balance of all Tranche A Term Loans.

     "TRANCHE A TERM LOAN" is defined in SECTION 2.1(A) hereof.

     "TRANCHE A TERM LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make its Tranche A Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on EXHIBIT B to this Agreement opposite its name thereon under the heading "Tranche A Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

     "TRANCHE A TERM LOAN LENDER" means any Lender with a Tranche A Term Loan Commitment.

     "TRANCHE A TERM LOAN TERMINATION DATE" means the earlier of (a) March 18, 2005 or (b) the date of termination of the Revolving Loan Commitments pursuant to SECTION 2.5 or SECTION 8.1.

     "TRANCHE A TERM NOTE" means a promissory note, in substantially the form of EXHIBIT B-2 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Tranche A Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Tranche A Term Note.

     "TRANCHE B PRO RATA SHARE" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then outstanding principal balance of such Lender's Tranche B Term Loans and the denominator of which shall be the then outstanding principal balance of all Tranche B Term Loans.

     "TRANCHE B TERM LOAN" is defined in SECTION 2.1(B) hereof.

     "TRANCHE B TERM LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make its Tranche B Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on EXHIBIT B to this Agreement opposite its name thereon under the heading "Tranche B Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

     "TRANCHE B TERM LOAN LENDER" means any Lender with a Tranche B Term Loan Commitment.

     "TRANCHE B TERM LOAN TERMINATION DATE" means March 18, 2007.

     "TRANCHE B TERM NOTE" means a promissory note, in substantially the form of EXHIBIT B-3 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Tranche B Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Tranche B Term Note.

     "TRANSFEREE" is defined in SECTION 13.5 hereof.

     "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

     "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "YEAR 2000 ISSUES" means the anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Borrower, or the Borrower and its Subsidiaries or of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

     1.2 REFERENCES. The existence throughout the Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of the Borrower set forth herein shall not in any way be construed as consent by any Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

     1.3 SUPPLEMENTAL DISCLOSURE. At any time at the request of any Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Unless any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are not prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.


ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES

     2.1. TERM LOANS. (A) AMOUNT OF TRANCHE A TERM LOANS. Subject to the terms and conditions set forth in this Agreement, each Tranche A Term Loan Lender on the Closing Date severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's Tranche A Term Loan Commitment (each individually, a "TRANCHE A TERM LOAN" and, collectively, the "TRANCHE A TERM LOANS"); PROVIDED, HOWEVER, notwithstanding anything herein to the contrary $40,666,666.66 of the Tranche A Term Loans shall be funded to and held by the "Escrow Agent" as defined in and subject to the terms of the Escrow Agreement and this Agreement. All Tranche A Term Loans shall be made by the Lenders on the Closing Date simultaneously and proportionately to their respective Tranche A Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Tranche A Term Loan hereunder nor shall the Tranche A Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

     (B) AMOUNT OF TRANCHE B TERM LOANS. Subject to the terms and conditions set forth in this Agreement, each Tranche B Term Loan Lender on the Closing Date severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's Tranche B Term Loan Commitment (each individually, a "TRANCHE B TERM LOAN" and, collectively, the "TRANCHE B TERM LOANS"); PROVIDED, HOWEVER, notwithstanding anything herein to the contrary $82,333,333.43 of the Tranche B Term Loans shall be funded to and held by the "Escrow Agent" as defined in and subject to the terms of the Escrow Agreement and this Agreement. All Tranche B Term Loans shall be made by the Lenders on the Closing Date simultaneously, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Tranche B Term Loan hereunder nor shall the Tranche B Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

     (C) BORROWING NOTICE. The Borrower shall deliver to the Agents a Borrowing Notice, signed by it on the Closing Date. Such Borrowing Notice shall specify (i) the aggregate amount of the Tranche A Term Loans ($100,000,000) and Tranche B Term Loans ($150,000,000) and
(ii) instructions for the disbursement of the proceeds of the Term Loans. The Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.9 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. Any Borrowing Notice given pursuant to this SECTION 2.1(C) shall be irrevocable.

     (D) MAKING OF TERM LOANS. Promptly after receipt of the Borrowing Notice under SECTION 2.1(C) in respect of the Term Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Tranche A Pro Rata Share of the Tranche A Term Loans and Tranche B Pro Rata Share of the Tranche B Term Loans with the Administrative Agent at its office in Farmington Hills, Michigan, in immediately available funds, on the Closing Date specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in SECTIONS 5.1 and 5.2 and, with respect to that portion of such amounts which shall be funded into the escrow created by the Escrow Agreement, subject to fulfillment of the provisions of the Escrow Agreement, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in Farmington Hills, Michigan on such Closing Date (or if later the date on which the applicable conditions under the Escrow Agreement are satisfied) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Term Loans on the Closing Date.

     (E) REPAYMENT OF THE TRANCHE A TERM LOANS. (i) The Tranche A Term Loans shall be repaid in nineteen (19) consecutive quarterly installments, payable on the last Business Day of each calendar quarter, commencing June 30, 2000 and continuing thereafter until December 31, 2004 with a final installment payable on the Tranche A Term Loan Termination Date, and the Tranche A Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the aggregate amounts set forth below:

             INSTALLMENT DATE           INSTALLMENT AMOUNT
             ----------------           ------------------
             June 30, 2000                 $5,000,000
             September 30, 2000            $5,000,000
             December 31, 2000             $5,000,000
             March 31, 2001                $5,000,000
             June 30, 2001                 $5,000,000

                                     -33-

             September 30, 2001            $5,000,000
             December 31, 2001             $5,000,000
             March 31, 2002                $5,000,000
             June 30, 2002                 $5,000,000

             September 30, 2002            $5,000,000
             December 31, 2002             $5,000,000
             March 31, 2003                $5,000,000
             June 30, 2003                 $5,000,000

             September 30, 2003            $5,000,000
             December 31, 2003             $5,000,000
             March 31, 2004                $5,000,000
             June 30, 2004                 $5,000,000

             September 30, 2004            $5,000,000
             December 31, 2004             $5,000,000
             Tranche A Term Loan
             Termination Date              $5,000,000

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Tranche A Term Loans. In addition, the then outstanding principal balance of the Tranche A Term Loans, if any, shall be due and payable on the Tranche A Term Loan Termination Date. No installment of any Tranche A Term Loan shall be reborrowed once repaid.

     (F) REPAYMENT OF THE TRANCHE B TERM LOANS. (i) The Tranche B Term Loans shall be repaid in fifteen (15) consecutive semi-annual installments, payable on the last Business Day of September and March of each year, commencing September 30, 1999 and continuing thereafter until September 30, 2006, and a final installment payable on the Tranche B Term Loan Termination Date, and the Tranche B Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the amounts set forth below:

         INSTALLMENT DATE           INSTALLMENT AMOUNT
         ----------------           ------------------
         September 30, 1999            $    250,000
         March 31, 2000                $    250,000

         September 30, 2000            $    250,000
         March 31, 2001                $    250,000


                                     -34-

         September 30, 2001            $    250,000
         March 31, 2002                $    250,000

         September 30, 2002            $    250,000
         March 31, 2003                $    250,000

         September 30, 2003            $    250,000
         March 31, 2004                $    250,000

         September 30, 2004            $    250,000
         March 31, 2005                $    250,000

         September 30, 2005            $    250,000
         March 31, 2006                $    250,000

         September 30, 2006            $    250,000
         Tranche B Term Loan
         Termination Date              $146,250,000

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Tranche B Term Loans. In addition, the then outstanding principal balance of the Tranche B Term Loans, if any, shall be due and payable on the Tranche B Termination Date. No installment of any Tranche B Term Loan shall be reborrowed once repaid.

     (ii) In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in SECTION 2.4(A) for credit against the scheduled payments on the Term Loans pursuant to
SECTION 2.4(A)  and (b) shall make the mandatory prepayments prescribed in
SECTION 2.4(B) for credit against the scheduled payments on the Term Loans pursuant to SECTION 2.4(B).

     2.2 REVOLVING LOANS. (A) SYNDICATED ADVANCES. Upon the satisfaction of the conditions precedent set forth in SECTIONS 5.1 and 5.2, from and including the date of this Agreement and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into

Eurodollar Rate Loans in the manner provided in SECTION 2.9 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this SECTION 2.2(A) shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Revolving Loan Pro Rata Share of the Aggregate Revolving Loan Commitment.

     (B)  SWING LINE LOANS.

     (i) AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in SECTION 5.1 and 5.2, from and including the Closing Date and prior to the Revolving Loan Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

     (ii) BORROWING NOTICE. The Borrower shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing Notice, signed by it, not later than 2:00 p.m. (Farmington Hills, Michigan time) on the Borrowing Date of each Swing Line Loan, specifying (A) the applicable Borrowing Date (which shall be a Business Day), and (B) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans, which shall be an amount not less than $500,000 and increments of $100,000 in excess thereof. The Administrative Agent shall promptly notify each Lender of such request.

     (iii) MAKING OF SWING LINE LOANS. Promptly after receipt of the Borrowing Notice under SECTION 2.2(B)(II) in respect of Swing Line Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:00 p.m. (Farmington Hills, Michigan time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Farmington Hills, Michigan to the Administrative Agent at its address specified pursuant to ARTICLE XIV. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Administrative Agent's aforesaid address.

     (iv) REPAYMENT OF SWING LINE LOANS. The Swing Line Loans shall be evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the tenth Business Day after the

Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount and increments of $100,000, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or
(ii) shall on the tenth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Farmington Hills, Michigan time) on the date of any notice received pursuant to this SECTION 2.2(B)(IV), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Farmington Hills, Michigan to the Administrative Agent at its address specified pursuant to ARTICLE XIV. Revolving Loans made pursuant to this SECTION 2.2(B)(IV) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.9 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in SECTIONS 5.1 and 5.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this SECTION 2.2(B)(IV) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person,
(b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 2.2(B)(IV), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 2.2(B)(IV), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.3 ACQUISITION FACILITY. Upon the satisfaction of the conditions precedent set forth in SECTIONS 5.1 and 5.2, from and including the date of this Agreement and prior to the Term Loan Conversion Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make term loans to the Borrower from time to time in an aggregate amount not to exceed such Lender's Acquisition Facility Commitment (each individually, an "ACQUISITION FACILITY LOAN" and collectively, the "ACQUISITION FACILITY LOANS"). Each Advance under this
SECTION 2.3 shall consist of Acquisition Facility Loans made by each Lender ratably in proportion to such Lender's respective Acquisition Loan Pro Rata Share of the Aggregate Acquisition Facility Commitment. Subject to the terms of this Agreement, the Borrower may borrow and repay Acquisition Facility Loans at any time prior to the Term Loan Conversion Date. No amount of any Acquisition Facility Loan shall be reborrowed once repaid. On March 18, 2001, the Borrower's option to borrow Acquisition Facility Loans shall terminate, the Aggregate Acquisition Facility Commitment shall be reduced to zero and the outstanding principal balance of the Acquisition Facility Loans shall be converted into amortizing term loans to be repaid in nineteen (19) consecutive quarterly installments of principal, payable on the last Business Day of each calendar quarter, commencing June 30, 2001 and continuing thereafter until December 31, 2005 and a final installment of principal, payable on the Acquisition Loan Termination Date, and the Acquisition Facility Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. Except as otherwise set forth herein, the amounts to be repaid on each such quarterly payment date shall be an amount equal to the installment percentage set forth below opposite such installment date of the outstanding principal balance of the Acquisition Facility Loans on the date they converted to amortizing term loans.

          DATE OF INSTALLMENT                PERCENTAGE PAYABLE
          -------------------                ------------------
          June 30, 2001                           3.3333%

          September 30, 2001                      3.33333%

          December 31, 2001                       3.33333%

          March 31, 2002                          3.33333%

          June 30, 2002                           3.33333%

                                     -38-

          September 30, 2002                      3.33333%

          December 31, 2002                       3.33333%

          March 31, 2003                          3.33333%

          June 30, 2003                           5.0%

          September 30, 2003                      5.0%

          December 31, 2003                       5.0%

          March 31, 2004                          5.0%

          June 30, 2004                           5.0%

          September 30, 2004                      5.0%

          December 31, 2004                       5.0%

          March 31, 2005                          5.0%

          June 30, 2005                           8.33333%

          September 30, 2005                      8.33333%

          December 31, 2005                       8.33333%

          Acquisition Loan Termination            8.33333%
          Date

Notwithstanding the foregoing, in the event that the aggregate amount of Acquisition Facility Loans funded subsequent to the Closing Date and prior to June 30, 2000 is $75,000,000, then, on the date that such aggregate amount has been funded (the earlier of two years after the closing date and such date being herein the "TERM LOAN CONVERSION DATE"), the Borrower's option to borrow Acquisition Facility Loans shall terminate, the Aggregate Acquisition Facility Commitment shall be reduced to zero and the outstanding principal balance of the Acquisition Facility Loans shall be converted into amortizing term loans to be repaid in twenty-three (23) consecutive quarterly installments of principal, payable on the last Business Day of each calendar quarter, commencing June 30, 2000 and continuing thereafter until December 31, 2005 with a final installment of principal payable on the Acquisition Loan Termination Date, and the Acquisition Facility Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The amounts to be repaid on each such quarterly payment dates shall be as set forth below:

            DATE OF INSTALLMENT         INSTALLMENT AMOUNTS
            -------------------         -------------------
               June 30, 2000                $1,250,000

            September 30, 2000              $1,250,000

             December 31, 2000              $1,250,000

              March 31, 2001                $1,250,000

               June 30, 2001                $1,250,000

            September 30, 2001              $1,250,000

             December 31, 2001              $1,250,000

              March 31, 2002                $1,250,000

               June 30, 2002                $2,500,000

            September 30, 2002              $2,500,000

             December 31, 2002              $2,500,000

              March 31, 2003                $2,500,000

               June 30, 2003                $3,750,000

            September 30, 2003              $3,750,000

             December 31, 2003              $3,750,000

              March 31, 2004                $3,750,000

               June 30, 2004                $3,750,000

            September 30, 2004              $3,750,000

             December 31, 2004              $3,750,000

              March 31, 2005                $3,750,000

               June 30, 2005                $6,250,000

            September 30, 2005              $6,250,000

                                     -40-

             December 31, 2005              $6,250,000

     Acquisition Loan Termination Date      $6,250,000

Notwithstanding anything herein to the contrary, the final installment shall be in the amount of the then outstanding principal balance of the Acquisition Facility Loans.

     2.4  OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.

     (A) OPTIONAL PAYMENTS. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances; PROVIDED, that the Borrower may not so prepay Floating Rate Advances consisting of Term Loans unless it shall have provided at least one Business Day's written notice to the Agents of such prepayment. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in SECTION 4.4, PROVIDED, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three Business Days' written notice to the Agents of such prepayment. Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Optional prepayments of the Term Loans shall be applied pro rata between the Tranche A Term Loans, the Tranche B Term Loans and, after the Term Loan Conversion Date, the Acquisition Facility Loans, and, in each case, applied on a ratable basis to each of the remaining installments based upon the respective amounts of such installments.

     (B)  MANDATORY PREPAYMENTS.

     (i)  MANDATORY PREPAYMENTS OF TERM LOANS.

          (a) Upon the consummation of any Asset Sale or any Financing by the Borrower or any Subsidiary of the Borrower (other than in connection with consummation of an "Excluded Transaction" (as defined below)), within three (3) Business Days after the Borrower's or any of its Subsidiaries' (i) receipt of any Net Cash Proceeds from any such Asset Sale or Financing, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any such Asset Sale or Financing, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents.
     Proceeds of Asset Sales with respect to which the Borrower shall have given the Administrative Agent written notice prior to the consummation of the Asset Sale of the Borrower's or the applicable Subsidiary's intention to replace the asset sold with like-kind assets purchased with such Net Cash Proceeds, and in connection with which the Borrower or the applicable Subsidiary shall have replaced such assets within six (6) months, in the case of a sale of equipment, or commenced such replacement within twelve (12) months after such Asset Sale and shall have completed such reinvestment within twenty-four
     (24) months after such Asset Sale, in the case of sale of real property, shall not be subject to the provisions of the first sentence of this SECTION 2.4(B)(I)(A) unless and to the extent that such applicable period shall have expired without such replacement having been made; PROVIDED, that upon the occurrence of any Default, such portion of such Net Cash Proceeds as has not been invested in replacement assets shall be paid to the Administrative Agent to be applied as a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents.

          For purposes of this Section, "Excluded Transaction" shall mean:

               (1) any sale of Capital Stock of the Borrower as part of the consideration for a Permitted Acquisition;

               (2) sales of Capital Stock of the Borrower to customers of the Borrower; PROVIDED, HOWEVER, that such transactions shall constitute Excluded Transactions only to the extent that the aggregate Net Cash Proceeds received from such transactions during the 12-month period ending with the month in which such transaction occurs does not exceed the amount paid during such period in connection with redemptions of the Borrower's Capital Stock from customers of the Borrower and its Subsidiaries during the 12-month period by more than $2,000,000 (any net amount in excess thereof being subject to the provisions of the first sentence of this SECTION 2.4(B)(I)(A));

               (3) sales of Capital Stock to employees of the Borrower in the ordinary course of business and consistent with past practice under the Borrower's stock purchase, bonus and option plans;

               (4) Asset Sales permitted pursuant to SECTION 7.3(B)(I) and
          (II);

               (5) Financings consisting of the issuance of Permitted Refinancing Indebtedness for the Borrower's variable rate notes outstanding as of the Closing Date; and

               (6) Asset Sales where the proceeds are invested in replacement assets as provided in the second sentence of this
          SECTION 2.4(B)(I)(A).

          (b) Simultaneously with the delivery of the annual audited financial statements required to be delivered pursuant to SECTION 7.1(A)(III) for each fiscal year beginning with the fiscal year ending on or about March 31, 2000, the Borrower shall calculate Excess Cash Flow for such fiscal year and shall make a mandatory prepayment, payable not later than the earlier of ten (10) days after such financial statements and calculation are delivered or one hundred
     (100) days after the end of such fiscal year, in an amount equal to seventy-five percent (75%) of such Excess Cash Flow; PROVIDED, such percentage shall be reduced to fifty percent (50%) of such Excess Cash Flow from and after the date on which the Borrower's Leverage Ratio for four consecutive fiscal quarters was less than or equal to 2.50 to 1.00.

          (c) Nothing in this SECTION 2.4(B)(I) shall be construed to constitute the Lenders' consent to any transaction referred to in CLAUSE (A) above which is not expressly permitted by the terms of this Agreement.

          (d) Each mandatory prepayment required by CLAUSES (A) and (B) of this SECTION 2.4(B) shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be allocated and applied to the Obligations as follows:

               (I) the amount of each Designated Prepayment shall be applied pro rata between the Tranche A Term Loans, the Tranche B Term Loans, and, after the Term Loan Conversion Date, the Acquisition Facility Loans, and, in each case, applied on a ratable basis to each of the remaining installments based upon the respective amounts of such installments; and

              (II) following the payment in full of the Term Loans, the amount of each Designated Prepayment shall be applied to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of Lenders with Revolving Loan Pro Rata Shares equal to or greater than sixty-six and two-thirds percent (66-2/3%)) and following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C

          Obligations are contingent, deposited with the Collateral Agent as cash collateral in respect of such L/C Obligations.

          (e) Any Tranche B Term Loan Lender may decline any Designated Prepayment attributable to an Asset Sale or to Excess Cash Flow, in which case the amount declined will be applied pro rata to each of the then remaining installments of the Tranche A Term Loans and, after the Term Loan Conversion Date, to the Acquisition Facility Loans, and, in each case, applied on a ratable basis to each of the remaining installments based upon the respective amounts of such installments.

          (f) On the date any Designated Prepayment is received by the Administrative Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

     (ii) MANDATORY PREPAYMENTS OF REVOLVING LOANS. In addition to repayments under SECTION 2.4(B)(I)(D)(II), if at any time and for any reason the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. In addition, if Revolving Credit Availability is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Collateral Agent in an amount equal to the amount by which such L/C Obligations exceed such Revolving Credit Availability.

     (iii) Subject to the preceding provisions of this SECTION 2.4(B), all of the mandatory prepayments made under this SECTION 2.4(B) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity; PROVIDED, the Borrower shall be required to pay all amounts payable under SECTION 4.4 in connection with the prepayment of any such Eurodollar Rate Loans.

     2.5 REDUCTION OF COMMITMENTS. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment or the Aggregate Acquisition Facility Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least one Business Day's written notice to the Agents, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6 METHOD OF BORROWING; RATE OPTIONS FOR ALL ADVANCES. Not later than 2:00 p.m. (Farmington Hills, Michigan time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Acquisition Facility Loan, in funds immediately available in Farmington Hills, Michigan to the Administrative Agent at its address specified pursuant to ARTICLE XIV. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address. Revolving Loans, Acquisition Facility Loans, and Term Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with SECTION 2.9. The Swing Line Loans shall at all times be Floating Rate Loans. The Borrower may select, in accordance with SECTION 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans, Acquisition Facility Loans, and the Term Loans; PROVIDED that there shall be no more than six
(6) Interest Periods in effect with respect to all of the Loans at any time. Notwithstanding anything herein to the contrary, the Borrower may not select the Eurodollar Rate for any Loans without the consent of the Syndication Agent during the period from the Closing Date through the earlier to occur of (i) the date that is ninety (90) days after the Closing Date and (ii) the date on which the Syndication Agent notifies the Borrower and the Administrative Agent that the primary syndication of the Loans and Commitments has been completed (the "SYNDICATION PERIOD"); PROVIDED, HOWEVER, the Syndication Agent and the Borrower shall work together to establish alternative interest periods for Loans bearing interest at a fixed rate of interest to be made available to the Borrower during the Syndication Period which may be shorter than thirty (30) days and may be established so that, at some time or times during the Syndication Period they expire at the same time.

     2.7 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agents irrevocable notice in substantially the form of EXHIBIT C hereto (a "BORROWING NOTICE") not later than 11:30 a.m. (Farmington Hills, Michigan time) (a) on the Borrowing Date of each Floating Rate Advance and (b) three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying:
(i) the Borrowing Date (which shall be a Business Day) of such Advance;
(ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. The Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

     2.8 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance (other than an Advance to repay a Swing Line Loan or a Reimbursement Obligation) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment or the unused Aggregate Acquisition Facility Commitment.

     2.9 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND CONTINUATION OF ADVANCES.

     (A) RIGHT TO CONVERT. The Borrower may elect from time to time, subject to the provisions of SECTION 2.6 and this SECTION 2.9, to convert all or any part of a Loan of any Type (other than Swing Line Loans) into any other Type or Types of Loans; PROVIDED that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

     (B) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Administrative Agent notice in accordance with SECTION 2.9(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

     (C)  NO CONVERSION POST-DEFAULT OR POST-UNMATURED DEFAULT.
Notwithstanding anything to the contrary contained in SECTION 2.9(A) or
SECTION 2.9(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

     (D) CONVERSION/CONTINUATION NOTICE. The Borrower shall give the Agents irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 11:30 a.m. (Farmington Hills, Michigan time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation;
(2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

     2.10 DEFAULT RATE. After the occurrence and during the continuance of a Default, at the option of the Syndication Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the fees payable under SECTION 3.7 with respect to Letters of Credit shall be increased by two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable.

     2.11 METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (Farmington Hills, Michigan time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

     2.12 NOTES. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under any such Note.

     2.13 TELEPHONIC NOTICES. The Borrower authorizes the Lenders and the Agents to extend Advances and Swing Line Loans, issue Letters of Credit, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agents or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agents a written confirmation, signed by an Authorized Agent, if such confirmation is requested by any Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the

Agents and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the applicable Agent or Lender, as applicable, shall promptly notify the Authorized Agent who provided such confirmation of such difference.

     2.14 PROMISE TO PAY; INTEREST AND COMMITMENT FEES; INTEREST PAYMENT DATES; INTEREST AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS.

     (A) PROMISE TO PAY. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

     (B) INTEREST PAYMENT DATES. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (C)  COMMITMENT AND OTHER FEES.

          (i) REVOLVING LOAN COMMITMENT FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Revolving Loan Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee as follows:

               (a) for each day from and after the date of this agreement on which the Revolving Credit Obligations (other than the Swing Line Loans) exceed fifty percent (50%) of the Aggregate Revolving Loan Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable account of the Lenders which have a Revolving Loan Commitment, a commitment fee, payable quarterly in arrears and on the Termination Date equal to one-half of one percent (0.50%) per annum on the amount by which the Aggregate Revolving Loan Commitment exceeds the Revolving Credit Obligations (other than the Swing Line Loans) for such day; and

               (b) for each day from and after the date of this agreement on which the Revolving Credit Obligations (other than the Swing Line Loans) are equal to or less than fifty percent (50%) of the Aggregate Revolving Loan Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable account of the Lenders which have a Revolving Loan Commitment, a commitment fee, payable quarterly in arrears and on the Termination Date equal to three-quarters of one percent (0.75%) per annum on the amount by which the Aggregate Revolving Loan Commitment exceeds the Revolving Credit Obligations (other than the Swing Line Loans) for such day.

          (ii) ACQUISITION FACILITY LOAN COMMITMENT FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Acquisition Loan Pro Rata Shares, from and after the Closing Date until the Term Loan Conversion Date, a commitment fee as follows:

               (a) for each day from and after the date of this agreement on which the Acquisition Facility Loans exceed fifty percent (50%) of the Aggregate Acquisition Facility Commitment, the Borrower agrees to pay to the Agent, for the ratable account of the Lenders which have an Acquisition Facility Commitment, a commitment fee, payable quarterly in arrears and on the Term Loan Conversion Date, equal to one-half of one percent (0.50%) per annum on the amount by which the Aggregate Acquisition Facility Commitment exceeds the Acquisition Facility Loans for such day;

               (b) for each day from and after the date of this agreement on which the Acquisition Facility Loans are less than or equal to fifty percent (50%) of the Aggregate Acquisition Facility Commitment, the Borrower agrees to pay to the Agent, for the ratable account of the Lenders which have an Acquisition Facility Commitment, a commitment fee, payable quarterly in arrears and on the Term Loan Conversion Date, equal to three quarters of one percent (0.75%) per annum on the amount by which the Aggregate Acquisition Facility Commitment exceeds the Acquisition Facility Loans for such day;

          PROVIDED, HOWEVER, in the event that no Acquisition Facility Loans have been borrowed on or prior to September 14, 1999, the foregoing fees under CLAUSES (II)(A) and (II)(B) shall each be increased permanently, commencing September 14, 1999, by one-quarter of one percent (0.25%) per annum.

          (iii) PAYMENT DATES FOR FEES. The Administrative Agent shall calculate and invoice the Borrower for the fees payable pursuant to clauses (i) and (ii) above not later than the date that is ten (10) Business Days following the end of each calendar quarter and the Borrower shall pay such fees not later than five (5) Business Days following the receipt of such invoice.

          (iv) AGENTS AND ARRANGERS FEES. The Borrower agrees to pay to the Syndication Agent for the sole account of the Agents and Arrangers the fees set forth in the letter agreement between the Syndication Agent and the Borrower dated as of February 8, 1999, payable at the times and in the amounts set forth therein, to be allocated among the Agents and Arrangers in their determination.

     (D) INTEREST AND FEE BASIS; APPLICABLE FLOATING RATE MARGINS AND APPLICABLE EURODOLLAR MARGINS.

     (i) Interest on all Obligations and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (Farmington Hills, Michigan time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     (ii) The Applicable Floating Rate Margin for the Tranche B Term Loans shall at all times be two percent (2.00%) per annum and the Applicable Eurodollar Rate Margin for the Tranche B Term Loans shall at all times be three and one-quarter percent (3.25%) per annum. For the period from the Closing Date until the first delivery by the Borrower of the financial statements required to be delivered pursuant to SECTION 7.1(A)(II) or (III) which are delivered after September 18, 1999, the Applicable Floating Rate Margins and Applicable Eurodollar Margins for the Tranche A Term Loans, the Revolving Loans and the Acquisition Facility Loans shall be determined from time to time by reference to the table set forth immediately below:

   TRANCHE A TERM LOANS AND REVOLVING         ACQUISITION FACILITY LOANS
               LOANS
-----------------------------------------------------------------------------
      APPLICABLE      APPLICABLE BASE        APPLICABLE       APPLICABLE
    EURODOLLAR RATE    RATE MARGIN        EURODOLLAR RATE  BASE RATE MARGIN
        MARGIN                                MARGIN
-----------------------------------------------------------------------------
         2.50%             1.25%               3.00%            1.75%

From and after the first delivery by the Borrower of the financial statements required to be delivered pursuant to SECTION 7.1(A)(II) or (III) which are delivered after September 18, 1999, the Applicable Floating Rate Margins and Applicable Eurodollar Margins for the Trance A Term Loans, the Revolving Loans and the Acquisition Facility Loans shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this SECTION 2.14(D)(II):

     LEVERAGE RATIO     TRANCHE A TERM LOANS AND   ACQUISITION FACILITY LOANS
      (TOTAL DEBT/          REVOLVING LOANS
        (EBITDA)
-----------------------------------------------------------------------------
                        APPLICABLE     APPLICABLE   APPLICABLE    APPLICABLE
                      EURODOLLAR RATE  BASE RATE    EURODOLLAR    BASE RATE
                          MARGIN        MARGIN      RATE MARGIN    MARGIN
-----------------------------------------------------------------------------
    Greater than 3.00
         to 1.00           2.50%          1.25%        3.00%         1.75%
   Less than or equal
   to 3.00 to 1.00 but
    greater than 2.00
         to 1.00           2.00%          0.75%        2.50%         1.25%
   Less than or equal
     to 2.00 to 1.00       1.50%          0.25%        2.00%         0.75%

For purposes of this SECTION 2.14(D)(II), the Leverage Ratio shall be determined as of the last day of each fiscal quarter and on the date of consummation of any Permitted Acquisition based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter or date of consummation of such Acquisition (taking into account all debt incurred or assumed in connection therewith); and (b) for EBITDA, the actual amount for the four-quarter period ending on such day (or in the case of a calculation on the date of an Acquisition, for the 12-month period preceding such Acquisition for which financial information of the target entity is available), calculated, with respect to Permitted Acquisitions, on a PRO FORMA basis using historical financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment (the amounts from which shall be unadjusted unless adjustments thereto shall have been approved in writing by the Agents). Upon receipt of the financial statements delivered pursuant to SECTIONS 7.1(A)(II) and (III) and on the closing date of any Permitted Acquisition, as applicable, the Applicable Floating Rate Margins and Applicable Eurodollar Margins shall be adjusted, such adjustment being effective five (5) Business Days following the Agents' receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to
SECTION 7.1(A)(IV); PROVIDED, that if the Borrower shall not have timely delivered its financial statements in accordance with SECTION 7.1(A)(II) or
(III), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margins and Applicable Eurodollar Margins that the Leverage Ratio was greater than 3.00 to 1.00.

     (E)  TAXES.

          (i) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any political subdivision of or taxing authority therein or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agents, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which an Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). For purposes of the preceding sentence, the Michigan Business Tax shall not be treated as a tax imposed on or measured by net income for Lenders which, but for the transactions evidenced by this Credit Agreement and the other Loan Documents, would not be liable for payment of Michigan Single Business Tax.. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.14(E)) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental

     Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Commitments or such Lender. Without limiting the obligations of the Borrower under this SECTION 2.14(E), any Lender which receives notice from any Governmental Authority that amounts hereunder may be subject to the provisions of the Michigan Single Business Tax agrees to use reasonable efforts promptly to provide a copy of any such notice to the Borrower and the Agent; PROVIDED, that the failure to provide such notice shall not result in any liability on the part of such Lender.

          (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

          (iii) The Borrower indemnifies each Lender and the Agents for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.14(E)) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; PROVIDED, HOWEVER, that the Borrower's indemnification of each Lender or Agent for Michigan Single Business Tax shall be reduced by the tax savings, if any, that such Lender or Agent realizes in the event the state or states in which such Lender or Agent is organized or maintains a Lending Installation permit the Lender or Agent to source interest income received from the Borrower to Michigan for purposes of apportioning or allocating the Lender's or Agent's income. This indemnification shall be made within thirty (30) days after the date such Lender or Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or Agent under this SECTION 2.14(E) submitted to the Borrower and the Agents (if a Lender or other Agent is so submitting) by such Lender or Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty
     (30) days after receipt) furnish to each Lender and the Agents such certificates, receipts and other documents as may be required (in the judgment of such Lender or any Agent) to establish any tax credit to which such Lender or Agent may be entitled.

          (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agents the original or a certified copy of a receipt evidencing payment thereof.

          (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.14(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

          (vi)  Without limiting the obligations of the Borrower under this
     SECTION 2.14(E), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Syndication Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to SECTION 13.3, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Syndication Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) or, if such Lender is not a "bank" within the meaning of SECTION 881(C)(3)(A) of the Code, two completed and signed copies of IRS Form W-8 or W-9 or successor applicable form, of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Syndication Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Syndication Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Syndication Agent pursuant to this SECTION 2.14(E)(VI). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Syndication Agent within fifteen (15) days prior to January 1, 2000, and every third (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a Form W-8 or W-9 as prescribed above or a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Syndication Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such Form W-8 or W-9 or another certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

               (a) that such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;

               (b) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

               (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

     Each Lender shall promptly furnish to the Borrower and the Syndication Agent such additional documents as may be reasonably required by the Borrower or the Syndication Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

     (F) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (G) CONTROL ACCOUNT. The Register maintained by the Administrative Agent pursuant to SECTION 13.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, the type of Loan comprising such Advance and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to SECTION 13.3, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (H) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information; PROVIDED, HOWEVER, that as to the amounts owed by the Borrower to any Lender, as between the Borrower and such Lender, to the extent the amount in the Register conflicts with the amounts reflected on the schedule to such Lender's Notes, in the absence of manifest error, the Lender's records instead of the Register shall be conclusive and binding.

     2.15 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE REVOLVING LOAN COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment or Aggregate Acquisition Facility Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Syndication Agent will notify the Administrative Agent and each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give the Administrative Agent and each Lender prompt notice of each change in the Alternate Base Rate.

     2.16 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending

Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agents and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18 TERMINATION DATE. This Agreement shall be effective until the Tranche B Term Loan Termination Date. Notwithstanding the termination of this Agreement on the Tranche B Term Loan Termination Date, until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been cancelled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

     2.19 REPLACEMENT OF CERTAIN LENDERS. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Acquisition Loan Pro Rata Share, Revolving Loan Pro Rata Share, Tranche A Pro Rata Share or Tranche B Pro Rata Share, as applicable, of any Advance requested by the Borrower, or to fund a Revolving Loan (including to repay obligations in respect of Swing Line Loans or L/C Obligations) or Acquisition Facility Loans, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under SECTIONS 2.14(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to SECTION 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked SECTION 10.2, then, in any such case, the Borrower or any Agent may make written demand on such Affected Lender (with a copy to the Agents in the case of a demand by the Borrower and a copy to the Borrower and the other Agent in the case of a demand by an Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed Assignments Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of SECTION 13.3(A) which the Borrower or any Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, Acquisition Facility Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with SECTION 13.3. The Syndication Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Syndication Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under SECTIONS 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under SECTION 2.14(C) in the event of any replacement of any Affected Lender under CLAUSE
(II) or CLAUSE (III) of this SECTION 2.19; PROVIDED that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.14(E), 4.1, 4.2, 4.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under
SECTION 11.8.  Upon the replacement of any Affected Lender pursuant to this
SECTION 2.19, the provisions of SECTION 9.2 shall continue to apply with respect to borrowings which are then outstanding with respect to which the Affected Lender failed to fund its applicable pro rata share and which failure has not been cured.

     2.20  COLLECTION ACCOUNT ARRANGEMENTS.

     (a) ESTABLISHMENT OF COLLECTION ACCOUNTS. On or prior to the date hereof, the Borrower has and has caused each of its Subsidiaries to enter into and the Borrower shall and shall cause each of its Subsidiaries thereafter to maintain cash collection account arrangements and/or similar arrangements for the concentration of their collection of Receivables included in the Collateral and other proceeds of Collateral into one or more Collection Accounts, in form and substance reasonably acceptable to the Collateral Agent, and in connection with such arrangements, the Borrower shall have entered into and shall thereafter maintain and shall cause its Subsidiaries to enter into and thereafter maintain in effect Collection Account Agreements for each of such Collection Accounts. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall be permitted to maintain deposit accounts for the collection of Receivables which consist of minimum balance accounts subject to established arrangements pursuant to which the amounts on deposit in such accounts (other than a minimum balance of up to $5,000 per account which is permitted to remain therein) are automatically transferred (on a periodic basis acceptable to the Collateral Agent) to concentration accounts which are Collection Accounts and subject to a Collection Account Agreement (the "PERMITTED SWEEP ACCOUNTS"). On or prior to the date hereof, the Borrower has and has caused its Subsidiaries to put in place arrangements so that their account debtors directly remit all payments on accounts receivable to the Collection Accounts or Permitted Sweep Accounts. Any collections received by the Borrower or any Subsidiary and not deposited in the Collection Accounts or Permitted Sweep Accounts, shall be deemed to have been received by the Borrower or such Subsidiary as the Collateral Agent's trustee and, upon the receipt thereof, the Borrower or shall transfer or cause the Subsidiary, as applicable, to transfer promptly all such amounts into a Collection Account or Permitted Sweep Account in their original form. All deposits in any Collection Account shall be remitted to the Borrower, its Subsidiaries, the Collateral Agent or as the Collateral Agent may direct, all in accordance with the provisions of the Collection Account Agreements.

     (b) COLLECTION ACCOUNT BLOCKAGE. Following any Collection Account Blockage Date and during the continuance of the Default giving rise thereto, (i) all payments received by any Agent, all collection of accounts receivable received by the Collateral Agent and all proceeds of other Collateral received by the Collateral Agent, whether through payment or otherwise, will be the sole property of the Collateral Agent for the benefit of the Holders of Secured Obligations and will be deemed to be received by the Collateral Agent for application to the Secured Obligations.

ARTICLE III: THE LETTER OF CREDIT FACILITY

     3.1 OBLIGATION TO ISSUE; TRANSITIONAL ISSUES. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrower through such Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit denominated in Dollars in accordance with this
ARTICLE III, from time to time during the period, commencing on the date hereof and ending on the Business Day prior to the Termination Date.
SCHEDULE 3.1 contains a schedule of certain letters of credit issued for the account of the Borrower prior to the Closing Date. Subject to the satisfaction of the conditions contained in SECTIONS 5.1 and 5.2, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this ARTICLE III.

     3.2 TYPES AND AMOUNTS. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

          (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $25,000,000; or

          (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or five (5) Business Days immediately preceding the Termination Date.

     3.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTIONS 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i) the Borrower shall have delivered to the applicable Issuing Bank, with a copy to the Administrative Agent, at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of EXHIBIT D hereto, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof, and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

          (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

     3.4 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. (a) Subject to the terms and conditions of this ARTICLE III and provided that the applicable conditions set forth in SECTIONS 5.1 and 5.2 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in
SECTION 5.2 hereof have been satisfied unless it shall have received notice to the contrary from an Agent or a Lender or has knowledge that the applicable conditions have not been met.

     (b) The applicable Issuing Bank shall give the Administrative Agent written, facsimile or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, PROVIDED, HOWEVER, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

     (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit was being requested and issued.

     3.5  LETTER OF CREDIT PARTICIPATION.   Unless a Lender shall have
notified the Issuing Bank, prior to its issuance of a Letter of Credit, that any applicable condition precedent set forth in SECTIONS 5.1 and 5.2 had not then been satisfied, (a) upon the Closing Date with respect to the Existing Letters of Credit and (b) immediately upon the issuance of each other Letter of Credit hereunder, each Lender with a Revolving Loan Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST" in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Revolving Loan Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Revolving Loan Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this SECTION 3.5 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 3.5, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this SECTION 3.5.

     3.6 REIMBURSEMENT OBLIGATION. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 3.6, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

     3.7 LETTER OF CREDIT FEES. The Borrower agrees to pay (i) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders, except as set forth in SECTION 9.2, a letter of credit fee at a rate per annum equal to the Applicable Eurodollar Rate Margin for Revolving Loans (changing as and when such Applicable Eurodollar Rate Margin changes) on the average daily outstanding face amount available for drawing under all Letters of Credit, (ii) quarterly, in arrears, to the Administrative Agent for the sole account of each Issuing Bank, a letter of credit fronting fee of one-quarter of one percent (0.25%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank, and (iii) to the Administrative Agent for the benefit of each Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Banks with respect to standby Letters of Credit. With respect to the Existing Letters of Credit, the provisions of this SECTION 3.7 shall supersede any existing fee agreements with respect to such Existing Letters of Credit.

     3.8 ISSUING BANK REPORTING REQUIREMENTS. In addition to the notices required by SECTION 3.5(C), each Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to each of the Agents, and upon any Agent's or any Lender's request, schedules, in form and substance reasonably satisfactory to the Agents, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of any Agent or any Lender, each Issuing Bank shall furnish to the Agents or such requesting Lender copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by any Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

     3.9 INDEMNIFICATION; EXONERATION. (A) In addition to amounts payable as elsewhere provided in this ARTICLE III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agents, each Issuing Bank and each Lender from and against any and all liabilities and costs which such Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     (B) As among the Borrower, the Lenders, the Agents and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of

Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither any Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agents, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this SECTION 3.9.

     (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, any Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

     (D) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

     3.10 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Collateral Agent's demand, deliver to the Collateral Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Collateral Agent in a separate interest bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Collateral Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Collateral Agent shall determine. If no Default shall be continuing, amounts (including interest income) remaining in any cash collateral account established pursuant to this SECTION 3.10 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower (after deduction of the Collateral Agent's expenses incurred in connection with such cash collateral account).


ARTICLE IV:  CHANGE IN CIRCUMSTANCES

     4.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

     4.2  CHANGES IN CAPITAL ADEQUACY REGULATIONS.  If a Lender determines
(i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to
SECTION 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     4.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

     4.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, conversion or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance. In connection with any assignment by any Lender of any portion of the Loans made pursuant to SECTION 13.3 and made during the Syndication Period, and if, notwithstanding the provisions of SECTION 2.6, the Borrower has requested and the Syndication Agent has consented to the use of the Eurodollar Rate (or any other fixed rate), the Borrower shall be deemed to have repaid all outstanding Eurodollar Rate Advances as of the effective date of such assignment and reborrowed such amount as a Floating Rate Advance and/or Eurodollar Rate Advance (chosen in accordance with the provisions of SECTION 2.6) and the indemnification provisions under this SECTION 4.4 shall apply.

     4.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under SECTION 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to SECTION 2.14(E) or to this ARTICLE IV shall use its reasonable efforts to notify the Borrower and the Agents in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this ARTICLE IV shall be in writing and shall state the amount due, if any, under SECTION 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under SECTIONS 2.14(E), 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE V:  CONDITIONS PRECEDENT

     5.1 INITIAL ADVANCES AND LETTERS OF CREDIT. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless the Borrower has (a) fulfilled, to the satisfaction of the Agents and the Lenders, each of the conditions contained in the term sheet dated as of February 5, 1999 and included in the Spartan Stores, Inc. Confidential Offering Memorandum dated February 1999 (the "BANK BOOK") furnished by the Borrower to the Agents and the Lenders and (b) furnished to the Agents each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agents, the Arrangers and the Lenders:

          (1) Copies of the Articles of Incorporation of the Borrower and each of its Subsidiaries, together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

          (2) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each of its Subsidiaries, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

          (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each of its Subsidiaries, which shall identify by name and title and bear the signature of the officers of the Borrower and each of its Subsidiaries authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (4) A certificate, in form and substance satisfactory to the Agents, signed by the Director of Finance or Vice President of Finance of the Borrower, stating that on Closing Date no Default or Unmatured Default has occurred and is continuing;

          (5) A written opinion of the Borrower's counsel, addressed to the Agents and the Lenders, addressing the issues identified in EXHIBIT F hereto containing assumptions and qualifications acceptable to the Agents and the Lenders;

          (6)  Notes payable to the order of each of the applicable
     Lenders;

          (7) Written information satisfactory to the Agents demonstrating that the Borrower and its Subsidiaries (i) have (A) made a complete and full assessment of the Borrower and its Subsidiaries' Year 2000 Issues arising from computers or computer applications used by the Borrower or its Subsidiaries and (B) made reasonable inquiries of the material customers, suppliers and vendors of the Borrower and its Subsidiaries regarding Year 2000 Issues arising from computers or computer applications used by such customers, suppliers and vendors;
     (ii) have a realistic and achievable program for remediating the Year 2000 Issues identified as a result of such assessment and inquiries on a timely basis; and (iii) do not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect; and

          (8) Such other documents as any Agent, Arranger or Lender or their respective counsel may have reasonably requested, including, without limitation all of the documents reflected on the List of Closing Documents attached as EXHIBIT G to this Agreement (other than those specifically identified to be delivered following the Closing
     Date).

     5.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

          (i)  There exists no Default or Unmatured Default; and

          (ii) The representations and warranties contained in ARTICLE VI are true and correct as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting transactions permitted by this Agreement.

     Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 5.2(I) and (II) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of EXHIBIT H hereto and/or a duly completed compliance certificate in substantially the form of EXHIBIT I hereto as a condition to making an Advance.


ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

      In order to induce the Agents and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender and each Agent as of the Closing Date, and thereafter on each date as required by SECTION 5.2:

     6.1 ORGANIZATION; CORPORATE POWERS. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

     6.2  AUTHORITY.

     (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents.

     (B) The execution, delivery and performance of each of the Loan Documents and the consummation of the transactions contemplated thereby, including, without limitation, the Specified Acquisitions, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

     (C) Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), and no unmatured default, default or breach of any covenant by any such party exists thereunder.

     6.3 NO CONFLICT; GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) with respect to the Loan Documents, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer
Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or
(v) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. The execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,500,000.

     6.4  FINANCIAL STATEMENTS.

     (A) The PRO FORMA financial statements of the Borrower and its Subsidiaries, copies of which are attached hereto as SCHEDULE 6.4 to this

Agreement, present on a PRO FORMA basis the financial condition of the Borrower and such Subsidiaries as of such date, and reflect on a PRO FORMA basis those liabilities reflected in the notes thereto and resulting from the Specified Acquisitions and the other transactions contemplated by this Agreement, and the payment or accrual of all transaction costs payable on the Closing Date with respect to any of the foregoing. The projections and assumptions expressed in the PRO FORMA financials referenced in this
SECTION 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished.

     (B) Complete and accurate copies of the historical financial statements of the Borrower and the entities to be acquired in the Specified Acquisitions as set forth in the Bank Book have been provided to the Agents.

     6.5 NO MATERIAL ADVERSE CHANGE. (A) Since March 31, 1998 up to the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise), results of operations or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

     (B) Since the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise), results of operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

     6.6  TAXES.

     (A) TAX EXAMINATIONS. All deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to SECTION 7.2(D), neither the Borrower nor any of the Borrower's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

     (B) PAYMENT OF TAXES. All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect or which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,500,000.

     6.7 LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS. Except as set forth in SCHEDULE 6.7 (the "DISCLOSED LITIGATION"), there is no action, suit, proceeding, arbitration or (to the Borrower's knowledge after diligent inquiry) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge after diligent inquiry, threatened against the Borrower or any of its Subsidiaries or any property of any of them. None of the Disclosed Litigation (i) challenges the validity or the enforceability of any provision of the Loan Documents or (ii) will have or could reasonably be expected to have a Material Adverse Effect or result in liability, individually or in the aggregate, in excess of $7,500,000. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower and its Subsidiaries prepared and delivered pursuant to SECTION 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect or result in liability, individually or in the aggregate, in excess of $7,500,000, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

     6.8 SUBSIDIARIES. SCHEDULE 6.8 to this Agreement (i) contains a description of the corporate structure of the Borrower, its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest (both narratively and in chart form); and
(ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Borrower and each of its Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. None of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of the Borrower and each of the Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and the outstanding Capital Stock of each of the Borrower's Subsidiaries is not Margin Stock.

     6.9 ERISA. (A) Except as disclosed on SCHEDULE 6.9, no Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or
(ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 6.9, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect except where any respective failure to be qualified or exempt would not be material. The Borrower and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a material nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a material Termination Event. Neither the Borrower nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any material liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

     (B) For purposes of this SECTION 6.9, "material" means any transaction, noncompliance or other basis for liability described in
SECTION 6.9(A) which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate with all other liabilities under SECTION 6.9(A), in excess of $7,500,000.

     6.10 ACCURACY OF INFORMATION. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries, including, without limitation, the Bank Book, to any Agent, to any Arranger or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agents, Arrangers and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     6.11 SECURITIES ACTIVITIES. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     6.12 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any Contractual Obligation or subject to any charter or other corporate restriction which, individually or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect or which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,500,000 (other than ordinary course liabilities resulting from contracts to purchase goods). Except in connection with the Disclosed Litigation, neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation. Neither any default of any Contractual Obligation which is the subject of any Disclosed Litigation nor any other default with respect to any other Contractual Obligation of the Borrower or any of its Subsidiaries is reasonably expected to have a Material Adverse Effect or is reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,500,000.

     6.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries are in compliance in all material respects with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,500,000.

     6.14 ASSETS AND PROPERTIES. The Borrower and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under SECTION 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

     6.15 STATUTORY INDEBTEDNESS RESTRICTIONS. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or in connection with Specified Acquisitions and the related transactions.

     6.16 INSURANCE. SCHEDULE 6.16 to this Agreement accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Borrower and its Subsidiaries, specifying, for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby,
(iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) any reserves relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

     6.17  LABOR MATTERS.

     (A) Except as set forth on SCHEDULE 6.17 to this Agreement, there are, on the Closing Date, no collective bargaining agreements, other labor agreements or Multiemployer Plans covering any of the employees of the Borrower or any of its Subsidiaries. As of the Closing Date, no requests for recognition by unions other than those identified in SCHEDULE 6.17 have
been made to the Borrower.   Also as of the Closing Date, there are no
pending Equal Employment Opportunity Commission charges, Unfair Labor Practice Charges, state or federal DOL investigations or other employment or related charges, complaints or claims or any strikes or walkouts affecting the operation of the Borrower or any of its Subsidiaries which are reasonably expected to have a Material Adverse Effect or to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,000,000. In addition, the Borrower is in negotiations to close its Plymouth, Michigan facility. While the Borrower believes its legal plan will foreclose any liability, these negotiations are on-going and as of the Closing Date are unresolved. The Borrower does not reasonably anticipate that closing its Plymouth, Michigan facility will have a Material Adverse Effect.

     (B) Set forth in SCHEDULE 6.17 to this Agreement is a list, as of the Closing Date, of all material consulting agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other plans or arrangements of the Borrower and its Subsidiaries providing for benefits for employees of the Borrower and its Subsidiaries.

     6.18 ENVIRONMENTAL MATTERS. (A) Except as disclosed on SCHEDULE 6.18 to this Agreement:

          (i) the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

          (ii) the Borrower and its Subsidiaries have all permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

          (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its

     Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

          (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and

          (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

     (B) For purposes of this SECTION 6.18 "material" means any noncompliance or basis for liability described in this SECTION 6.18 which could reasonably be likely to subject the Borrower or a Subsidiary of the Borrower to liability, individually or in the aggregate with all other liabilities under SECTION 6.18, in excess of $7,500,000.

     6.19 SOLVENCY. After giving effect to the (i) Loans to be made on the Closing Date or such other date as Loans requested hereunder are made and consummation of the other transactions contemplated by this Agreement and (ii) the payment and accrual of all transaction costs with respect to the foregoing, the Borrower and each of its Subsidiaries is Solvent. After giving effect to the (i) the Specified Acquisitions or any other Permitted Acquisition and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Borrower and each of its Subsidiaries is Solvent.

     6.20 FOREIGN EMPLOYEE BENEFIT MATTERS. Each Foreign Employee Benefit Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money. The aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by Agreement Accounting Principles with respect to any shortfall. With respect to any Foreign Employee Benefit

Plan maintained or contributed to by the Borrower or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

     6.21. BENEFITS. The Borrower and each of its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Agents, Arrangers and the Lenders have stated and the Borrower acknowledges that, but for the agreement by each of the Subsidiaries to execute and deliver its Guaranty and Collateral Documents, the Agents and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

     6.22. YEAR 2000 ISSUES. The Borrower and each of its Subsidiaries has (A) made a complete and full assessment of the Borrower and its Subsidiaries' Year 2000 Issues arising from computers or computer applications used by the Borrower or its Subsidiaries and (B) made reasonable inquiries of the material customers, suppliers and vendors of the Borrower and its Subsidiaries regarding Year 2000 Issues arising from computers or computer applications used by such customers, suppliers and vendors; (ii) have a realistic and achievable program for remediating the Year 2000 Issues identified as a result of such assessment and inquiries on a timely basis. Based on such assessment, inquiries and program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     6.23. SUBORDINATED INDEBTEDNESS. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness of the Borrower or its Subsidiaries.

ARTICLE VII:  COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Secured Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

     7.1  REPORTING.  The Borrower shall:

     (A)  FINANCIAL REPORTING. Furnish to the Lenders:

          (i) MONTHLY REPORTS. As soon as practicable, and in any event within thirty (30) days after the end of each fiscal four-week period, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such calendar month, certified by the Director of Finance or Vice President of Finance of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the calendar months indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments; provided, however that notwithstanding the foregoing, the Borrower shall be required to deliver the consolidated financial statements set forth above beginning with the fiscal four-week period ending on or about January 31, 2000.

          (ii) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in SECTION 7.4, all certified by the Director of Finance or Vice President of Finance of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments, and in comparative form the corresponding figures for the previous fiscal year together with a comparison of the statements of income and cash flows to the budget.

          (iii) ANNUAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in SECTION 7.4, (b) a schedule from the Borrower setting forth for each item in CLAUSE (A) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to SECTION 7.1(A)(V), and (c) an audit report on the consolidated financial statements listed in CLAUSE (A) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this CLAUSE (III) shall be accompanied by a certificate of such accountants that, in the course of their audit necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (iv) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement (a) pursuant to CLAUSES (I), (II) and (III) of this SECTION 7.1(A), an Officer's Certificate of the Borrower, substantially in the form of EXHIBIT H attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to CLAUSES (I), (II) and (III) of this
     SECTION 7.1(A), a compliance certificate, substantially in the form of
     EXHIBIT I attached hereto and made a part hereof, signed by the Borrower's Director of Finance or Vice President of Finance, setting forth calculations for the period then ended for SECTION 2.4(B), if applicable, which demonstrate compliance, when applicable, with the provisions of SECTION 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margins and Applicable Eurodollar Margins.

          (v) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than thirty (30) days after the beginning of each fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Borrower and its Subsidiaries for such fiscal year, prepared in such detail as shall be reasonably satisfactory to the Agents.

          (vi) MANAGEMENT LETTERS. As soon as practicable and in any event within ten (10) Business Days after receipt thereof, a copy of any management letter prepared by the accountants to the Borrower or any of its Subsidiaries.

     (B) NOTICE OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, Director of Finance, Vice President of Finance, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or any Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 8.1(E), deliver to the Agents an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

     (C)  LAWSUITS.   (i)  Promptly upon any chief executive officer, chief
operating officer, Director of Finance, Vice President of Finance, treasurer, controller or general counsel of the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries which is not Disclosed Litigation and which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances could reasonably be expected to have a Material Adverse Effect or result in liability, individually or in the aggregate in excess of $5,000,000, give written notice thereof to the Agents and provide such other information as may be reasonably available to enable each Lender and the Agents and their respective counsel to evaluate such matters (at which time such items shall be included in Disclosed Litigation for all purposes hereof); and (ii) in addition to the requirements set forth in CLAUSE (I) of this SECTION 7.1(C), upon request of any Agent or the Required Lenders, promptly give written notice of the status of the Disclosed Litigation or any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (I) above or disclosed in any filing with the Commission and provide such other information as may be reasonably available to it to enable each Lender and the Agents and their respective counsel to evaluate such matters.

     (D) ERISA NOTICES. Deliver or cause to be delivered to the Agents, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,000,000, a written statement of the Director of Finance or Vice President of Finance of the Borrower describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000, a written statement of the Director of Finance or Vice President of Finance of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,000,000, a statement of the Director of Finance or Vice President of Finance of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

          (iii) within ten (10) Business Days after an increase in the benefits of any existing Benefit Plan or any Plan that provides welfare benefits to former employees (other than pursuant to Part 6 of Title I of ERISA) which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000, or the establishment of any new Benefit Plan or the commencement of, or obligation to commence, contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any member of the Controlled Group was not previously contributing, notification of such increase, establishment, commencement or obligation to commence and the amount of such contributions;

          (iv) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under
     Section 401(a) of the Code, copies of each such letter;

          (v) within ten (10) Business Days after the establishment of any foreign employee benefit plan or the commencement of, or obligation to commence, contributions to any foreign employee benefit plan to which the Borrower or any Subsidiary was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

          (vi) within ten (10) Business Days following the request therefor by any Agent or any Lender, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (vii) within ten (10) Business Days following the request therefor by any Agent or any Lender of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

          (viii) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

          (ix) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan pursuant to an involuntary termination or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (x) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (xi) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

          (xii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this SECTION 7.1(D), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

     (E) LABOR MATTERS. Notify the Agents in writing, promptly upon the Borrower's learning thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any grievances, unfair labor practice charges, strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

     (F) OTHER INDEBTEDNESS. Deliver to the Agents (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower or any of its Subsidiaries to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication received by the Borrower or any of its Subsidiaries from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower.

     (G) OTHER REPORTS. Deliver or cause to be delivered to the Agents copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

     (H) ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten (10) days after receipt by the Borrower, deliver to the Agents a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

     (I) YEAR 2000 INFORMATION. Upon the request of any Agent or any Lender, the Borrower will provide to the Agents a description of its Year 2000 program, including updates and progress reports. The Borrower will advise the Agents of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues.

     (J) OTHER INFORMATION. Promptly upon receiving a request therefor from the any Agent, prepare and deliver to the Agents such other information with respect to the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale or Financing (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by any Agent.

     7.2  AFFIRMATIVE COVENANTS.

     (A) CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

     (B) CORPORATE POWERS; CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted; provided it is expressly understood and agreed that the Borrower and its Subsidiaries can own and engage in the business of retail grocery operations.

     (C) COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect or which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,500,000.

     (D) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 7.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (I) above or claims referred to in CLAUSE (II) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

     (E) INSURANCE. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, the insurance policies and programs listed on SCHEDULE
6.16 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice. The Borrowers shall deliver to the Collateral Agent endorsements (y) to all "All Risk" physical damage insurance policies on all of the Borrowers' tangible real and personal property and assets and business interruption insurance policies naming the Collateral Agent loss payee, and (z) to all general liability and other liability policies naming the Collateral Agent an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. For the avoidance of doubt, unless the Borrower provides the Collateral Agent with evidence of the insurance coverage required hereunder, the Collateral Agent may purchase insurance at the Borrower's expense to protect the Holders of Secured Obligations' interests in the Borrower's Collateral. This insurance may, but need not, protect the Borrower's interests. The coverage that the Collateral Agent purchases may not pay any claim that the Borrower makes or any claim that is made against the Borrower in connection with the Collateral. The Borrower may later cancel any insurance purchased by the Collateral Agent, but only after providing the Collateral Agent with evidence that the Borrower has obtained insurance as required by this

Agreement. If the Collateral Agent purchases insurance for the Collateral, the Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own. All sums so disbursed by the Collateral Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     (F) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall permit and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by any Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon any Agent's request, shall turn over copies of any such records to the Agents or their representatives.

     (G) ERISA COMPLIANCE. The Borrower shall, and shall cause each of the Borrower's Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where noncompliance will not have or is not reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

     (H) MAINTENANCE OF PROPERTY. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this SECTION 7.2(H) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Agents or the Lenders.

     (I) ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries shall comply in all material respects with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $7,500,000.

     (J) USE OF PROCEEDS. The Borrower shall use the proceeds of the Revolving Loans, Acquisition Facility Loans and the Term Loans to (i) repay existing Indebtedness, (ii) provide funds for the additional working capital needs and other general corporate purposes of the Borrower and its Subsidiaries, (iii) finance the Specified Acquisitions and other Permitted Acquisitions and (iv) pay fees and expenses incurred in connection with this Agreement, the other Loan Documents, the Specified Acquisitions and the Permitted Acquisitions; provided, however, Acquisition Facility Loans shall be used solely to, (y) finance Permitted Acquisitions other than the Specified Acquisitions and (z) pay fees and expenses incurred in connection with Permitted Acquisitions other than the Specified Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than the Specified Acquisitions and other Permitted Acquisitions pursuant to SECTION 7.3(G).

     (K) FOREIGN EMPLOYEE BENEFIT COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in a material obligation to pay money.

     (L) YEAR 2000 ISSUES. The Borrower shall and shall cause each of its Subsidiaries to take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect.

     (M) INSURANCE AND CONDEMNATION PROCEEDS. The Borrower directs and shall cause its Subsidiaries to direct all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Collateral Agent, for the benefit of the Collateral Agent and the Holders of the Secured Obligations; PROVIDED, HOWEVER, in the event that such proceeds or awards aggregate less than $2,000,000 for all claims or awards subsequent to the Closing Date ("EXCLUDED PROCEEDS"), unless a Default shall have occurred and be continuing, the Collateral Agent shall remit such Excluded Proceeds to the Borrower. The Collateral Agent shall hold such proceeds as cash collateral for the Obligations. For up to 180 days from the date of any loss (the "DECISION PERIOD"), the Borrower may notify the Collateral Agent that it intends to restore, rebuild or replace the property subject to any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Collateral Agent detailed information, including a construction schedule and cost estimates. Should a Default occur at any time during the Decision Period, should the Borrower notify the Collateral Agent that it has decided not to rebuild or replace such property during the Decision Period, or should the Borrower fail to notify the Collateral Agent of the Borrower's decision during the Decision Period, then the amounts held as cash collateral pursuant to this SECTION 7.2(M) shall upon the Required Lenders' direction be paid to the Administrative Agent for the ratable benefit of the Lenders for application as a prepayment to the outstanding Loans, such prepayment to be treated as a Designated Prepayment from Asset Sales in accordance with the terms of
SECTION 2.4(B). Proceeds held as cash collateral pursuant to this SECTION 7.2(M) shall be disbursed as payments for restoration, rebuilding or replacement of such property as such amounts become due pursuant to documentation reasonably acceptable to the Collateral Agent; PROVIDED, HOWEVER, should a Default occur after the Borrower has notified the Collateral Agent that it intends to rebuild or replace the property, the amounts held as cash collateral may, or shall, upon the Required Lenders' direction be applied as a prepayment of the Loans as set forth above. Upon completion of the restoration, rebuilding or replacement of such property, the unused proceeds shall be applied as a prepayment of the Loans as set forth above. All insurance and condemnation proceeds shall be subject to the security interest of the Collateral Agent on behalf of itself and the Holders of Secured Obligations under the Collateral Documents until so released.

     (N) COLLATERAL DOCUMENTS. Without in any way limiting the requirements and covenants set forth in the Collateral Documents, if, subsequent to the Closing Date, the Borrower or any Subsidiary shall
(a) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents or
(b) acquire, construct or lease any real property, the Borrower shall promptly (and in any event within five (5) Business Days) after any executive officer of the Borrower or any of its Subsidiaries acquires knowledge of same notify the Agents of same. The Borrower shall, and shall cause each of its Subsidiaries to, take such action at its own expense as reasonably requested by any Agent to ensure that the Collateral Agent has a first priority (subject to any applicable Lien permitted under SECTION 7.3(C)) perfected Lien to secure the Secured Obligations in (i) all owned real property and personal property of the Borrower and its Subsidiaries located in the United States (other than (w) certain real property of Market Development Corporation in Sterling Heights, Michigan and Battle Creek, Michigan which, as of the Closing Date is scheduled for sale; (x) certain real property leased in Canton, Michigan for so long as such property is leased by MDP LLC; and (y) certain real property of Market Development Corporation in the Cascade East Shopping Center in Grand Rapids, Michigan which shall be required to be mortgaged pursuant to the terms hereof not later than April 30, 1999; and (z) certain real property owned by J.F. Walker Distributing Company in Louisville, Kentucky, which shall be required to be mortgaged pursuant to the terms hereof not later than July 31, 1999), (ii) to the extent deemed to be material by any Agent or the Required Lenders in its or their sole reasonable discretion, all other owned real and personal property of the Borrower and its Subsidiaries, (iii) all leased real property located in the United States, subject in each case only to Liens permitted under SECTION 7.3(C) and (iv) all Capital Stock of each of the Borrower's Subsidiaries. The Borrower shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Collateral Documents, including, without limitation, the covenants regarding the location of personal property as set forth in the Security Agreements.

     (O) INTEREST RATE AGREEMENTS. Not later than the date that is thirty days following the date hereof, the Borrower shall enter into and shall thereafter maintain, Interest Rate Agreements on terms and with counterparties rated at least A by Standard & Poor's Ratings Corporation, selected by the Borrower and reasonably acceptable to the Agents pursuant to which the Borrower is protected against increases in interest rates from and after the date of such contracts in the aggregate notional amount of at least $162,500,000 for the first four (4) years during the term of this Agreement. In the event a Lender elects to enter into any Interest Rate Agreement with the Borrower, the obligations of the Borrower with respect to such Interest Rate Agreement shall be Secured Obligations secured by the Collateral.

     (P) ADDITION OF GUARANTORS; ADDITION OF PLEDGED CAPITAL STOCK AND OTHER COLLATERAL. The Borrower shall cause (i) each Subsidiary that is (y) a Subsidiary as of the date of this Agreement (other than MDP LLC) or (z) at any time thereafter, a Material Subsidiary, and (ii) each other Subsidiary necessary for the Borrower to comply with the requirements set forth in SECTION 7.3(Q), to deliver to the Collateral Agent an executed Guaranty Supplement to become a Guarantor under the Guaranty in the form of EXHIBIT A attached to the Guaranty and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Agents, such Guaranty Supplement and other documentation to be delivered to the Collateral Agent as promptly as possible but in any event (1) on the date of the consummation of a Permitted Acquisition involving a Material Subsidiary and (2) otherwise within thirty (30) days of determination that a Subsidiary is a Material Subsidiary or otherwise needs to be added as a Guarantor. Simultaneously with any Subsidiary becoming a Guarantor, the Borrower shall (or, if the Capital Stock of such Subsidiary is owned by another Subsidiary, shall cause such other Subsidiary to) deliver to the Collateral Agent an executed supplement to the Pledge Agreement or a Pledge Agreement, together with appropriate corporate resolutions, opinions, stock certificates, UCC filings or amendments and other documentation, in each case in form and substance reasonably satisfactory to the Agents and the Agents shall be reasonably satisfied that the Collateral Agent has a first priority perfected pledge of all of the Capital Stock of such Guarantor owned by the Borrower and its Subsidiaries. Simultaneously with any Subsidiary becoming a Guarantor, the Borrower shall cause such Subsidiary to (i) execute and deliver a Security Agreement (and deliver the other documents required thereby) and, if applicable, Intellectual Property Agreements; (ii) if such Subsidiary owns or leases any real property deemed to be material by the Agents or the Required Lenders in its or their sole discretion, deliver to the Collateral Agent with respect to such real property Collateral Documents to provide the Collateral Agent with a first priority perfected security interest therein and lien thereon all in form, content and scope reasonably satisfactory to the Agents and (iii) deliver such other documentation as the Agents may reasonably require in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers (to the extent and on the time frame set forth in the Security Agreements), certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's liens thereunder) and other items of the types required to be delivered by the Borrower and its Subsidiaries pursuant to Section 5.1 as of the Closing Date, all in form, content and scope reasonably satisfactory to the Agents.

     (Q) SEVERANCE/LABOR RESERVES. The Borrower shall, and shall cause each of the Borrower's Subsidiaries to, preserve and at all times maintain sufficient monetary reserves to cover any and all severance or other obligations such entity may have, including without limitation any back pay or other compensatory liability resulting from the filing of any grievance, suit, unfair labor practice charge filed with the National Labor Relations Board, or charge filed with any other Governmental Authority, against said entity, with respect to any plant closing or reduction in force which has occurred or is anticipated to occur by said entity.

     (R) POST-CLOSING REQUIREMENTS. In addition to the items to be performed by the Borrower and its Subsidiaries under the terms of the Escrow Agreement in order to obtain funds under the Escrow Agreement for the consummation of the Specified Acquisitions, the Borrower shall take the actions set forth on and in accordance with SCHEDULE 7.2(R) hereto, as such Schedule may be modified from time to time by the Agents and the Borrower.

     7.3  NEGATIVE COVENANTS.

     (A) INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (i)  the Obligations;

         (ii) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

        (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

         (iv) Indebtedness constituting Contingent Obligations permitted by SECTION 7.3(E);

          (v) Indebtedness in respect of Hedging Obligations permitted under SECTION 7.3(P);

         (vi) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $10,000,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under SECTION 7.3(C) (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS"); PROVIDED, HOWEVER, that no such Indebtedness shall be incurred if either a Default or an Unmatured Default shall have occurred and be continuing at the date of issuance or incurrence thereof or would result therefrom;

        (vii) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

       (viii) provided the Agents shall have been provided with copies of the documentation in connection therewith not fewer than ten (10) Business Days prior to the issuance thereof, unsecured Subordinated Indebtedness incurred by the Borrower to the seller in any Permitted Acquisition as part of the consideration therefor; PROVIDED, HOWEVER, that no such Indebtedness shall be incurred if either a Default or an Unmatured Default shall have occurred and be continuing at the date of issuance or incurrence thereof or would result therefrom;

         (ix) Indebtedness arising from intercompany loans from the Borrower to any Subsidiary which is a Guarantor or from any Subsidiary which is a Guarantor to the Borrower or any other Guarantor; PROVIDED that in each case such Indebtedness is subordinated upon terms satisfactory to the Agents to the obligations of the Borrower and its Subsidiaries with respect to the Obligations;

          (x) unsecured Indebtedness in addition to that referred to elsewhere in this SECTION 7.3(A) in an amount not to exceed $10,000,000 at any time; PROVIDED, HOWEVER, that no such Indebtedness shall be incurred if either a Default or an Unmatured Default shall have occurred and be continuing at the date of issuance or incurrence thereof or would result therefrom.

     (B)  SALES OF ASSETS.  Neither the Borrower nor any of its
Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

          (i)  sales of inventory in the ordinary course of business;

         (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer useful in the Borrower's or its Subsidiaries' business;

        (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for consideration consisting at least 90% of cash, (b) is for not less than fair market value, and (c) when combined with all such other transactions (each such transaction being valued at book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than ten percent (10%) of the Borrower's Consolidated Tangible Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (ii) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than twenty (20%) percent of the Borrower's Consolidated Tangible Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into; and

         (iv) sales of real estate by Market Development Corporation in the ordinary course of its business;

PROVIDED in each such case the Net Cash Proceeds are applied in accordance with the provisions of SECTION 2.4(B)(I), if applicable to such transaction.

     (C) LIENS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

          (i) Liens securing the Secured Obligations pursuant to the Collateral Documents;

         (ii)  Permitted Existing Liens;

        (iii)  Customary Permitted Liens;

         (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; PROVIDED that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease; and

          (v) Liens on any real property leased pursuant to a Capitalized Lease in connection with the closure and possible relocation of the Borrower's facility in Plymouth, Michigan; PROVIDED that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that subject to such Capitalized Lease.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Collateral Agent for the benefit of itself and the Lenders, as collateral for the Obligations; PROVIDED that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of itself and the Lenders on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

     (D) INVESTMENTS. Except to the extent permitted pursuant to PARAGRAPH (G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

          (i)  Investments in Cash Equivalents;

         (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

        (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (iv) Investments consisting of deposit accounts maintained by the Borrower and its Subsidiaries in the ordinary course of business; PROVIDED (a) such deposit accounts are subject to a Collection Account Agreement or (b) such deposit accounts are Permitted Sweep Accounts;

          (v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by SECTION 7.3(B);

         (vi)  Investments constituting Permitted Acquisitions;

        (vii) Investments consisting of intercompany loans from any Subsidiary to the Borrower or any other Subsidiary permitted by
     SECTION 7.3(A)(IX);

       (viii) Investments consisting of loans from the Borrower or any of its Subsidiaries to customers; PROVIDED that the aggregate principal amount of Permitted Existing Investments consisting of loans to customers and additional Investments made pursuant to this CLAUSE
     (VIII) shall not at any time exceed $10,000,000; and PROVIDED, FURTHER that all promissory notes in connection therewith shall constitute "Pledged Debt" (as defined in the Security Agreement) and shall be delivered to the Collateral Agent to the extent required by the terms of the Security Agreement;

         (ix) Investments by the Borrower or any of its Subsidiaries in any Subsidiaries which are also Guarantors, in connection with which Guarantor Collateral Documents have been entered into and all of the Capital Stock of which has been pledged to the Collateral Agent pursuant to a Pledge Agreement; and

          (x) Investments in addition to those referred to elsewhere in this SECTION 7.3(D) in an amount which when aggregated with all payments in connection with redemptions made pursuant to SECTION 7.3(F)(V) do not to exceed $5,000,000 in the aggregate at any time outstanding;

PROVIDED, HOWEVER, that the Investments described in CLAUSES (VIII), (IX) and (X) above shall not be permitted if either a Default or an Unmatured

Default shall have occurred and be continuing on the date thereof or would result therefrom.

     (E) CONTINGENT OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except:

          (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (ii)  Permitted Existing Contingent Obligations;

        (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary;

         (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business;

          (v) Contingent Obligations with respect to Indebtedness of any customer of the Borrower or any of its Subsidiaries ("CUSTOMER LOAN GUARANTIES"); PROVIDED, HOWEVER, that the Contingent Obligations under this clause (v) shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing at the date of incurrence thereof or would result therefrom;

         (vi) Contingent Obligations with respect to lease obligations of any customer of the Borrower or any of its Subsidiaries ("CUSTOMER LEASE GUARANTIES"); PROVIDED, that the annual rental under leases of such customers which are guarantied pursuant to the terms of this
     SECTION 7.3(E)(VI) when aggregated with the annual rental under leases of customers which are guarantied pursuant to the terms of SECTION 7.3(E)(II) above shall not exceed $2,000,000; and

        (vii) additional Contingent Obligations which do not exceed $7,500,000 in the aggregate at any time.

     (F) RESTRICTED PAYMENTS. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment except:

          (i) Restricted Payments consisting of cash dividends on the Borrower's common stock from funds legally available for such purpose; PROVIDED the aggregate amount of such cash dividends paid in any twelve-month period shall not exceed $800,000 PROVIDED FURTHER THAT, after taking into account the payment of any such dividends, the Borrower remains in compliance with the Fixed Charge Coverage Ratio;

         (ii) Restricted Payments in connection with redemptions of the Borrower's Capital Stock (from funds legally available for such purpose) from customers of the Borrower and its Subsidiaries other than Acquisition Redemptions; PROVIDED THAT the Net Redemption Amount shall not exceed (A) $8,410,000 for the fiscal year ended on or about March 31, 2000; (B) $1,200,000 for the fiscal year ended on or about March 31, 2001 PLUS the "Permitted Carryover Amount" (as defined below); (C) $1,200,000 for the fiscal year ended on or about March 31, 2002 PLUS the Permitted Carryover Amount, if any; and (D) the Permitted Carryover amount, if any, for the fiscal year ended on or about March 31, 2003 (redemptions made pursuant to this clause (ii) being referred to as the "SCHEDULED REDEMPTIONS"); PROVIDED FURTHER THAT, after taking into account the payment of any amount in connection with such Schedule Redemptions, the Borrower remains in compliance with the Fixed Charge Coverage Ratio;

        (iii) in addition to Scheduled Redemptions and Acquisition Redemptions, Restricted Payments in connection with redemptions of the Borrower's Capital Stock (from funds legally available for such purposes) from customers of the Borrower and its Subsidiaries; PROVIDED THAT the aggregate amount paid in connection with such additional redemptions pursuant to this CLAUSE (III) in any fiscal year shall not exceed the Borrower's Excess Cash Flow for the immediately preceding year MINUS the amount required to be prepaid to the Lenders pursuant to SECTION 2.4(B)(I)(B);

         (iv) Acquisition Redemptions provided any payments made in connection with such Acquisition Redemptions are made on or prior to the date that is one year following the date of the consummation of the applicable Permitted Acquisition; and

          (v) in addition to Scheduled Redemptions, Acquisition Redemptions, and redemptions permitted pursuant to CLAUSE (III) above, additional Restricted Payments in connection with redemptions of the Borrower's Capital Stock (from funds legally available for such purposes from customers) of the Borrower and its Subsidiaries; PROVIDED such redemptions shall be permitted only to the extent that the amount paid in connection therewith would be permitted as an Investment pursuant to SECTION 7.3(D)(X);

PROVIDED, HOWEVER, that the Restricted Payments under clauses (i) through
(v) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom. For purposes of clause (ii) above, the "PERMITTED CARRYOVER AMOUNT" for any period shall be equal to the dollar amount specified for permitted Net Redemption Amounts identified in clauses (A), (B) or (C), as applicable for the prior year (in the case of clauses (B) and (C), as such amount may be increased as a result of any Permitted Carryover Amount being added thereto) MINUS the actual Net Redemption Amount for such year.

     (G) CONDUCT OF BUSINESS; SUBSIDIARIES; ACQUISITIONS. (i) Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

          (ii) The Borrower may create, acquire and/or capitalize any Subsidiary (a "NEW SUBSIDIARY") after the date hereof pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement; PROVIDED that upon the creation or acquisition of each New Subsidiary, the Borrower shall cause each New Subsidiary that is a Material Subsidiary to promptly deliver to the Collateral Agent the documents, instruments and agreements required pursuant to SECTION 7.2(N), and all New Subsidiaries that are Material Subsidiaries shall be Controlled Subsidiaries. After the formation or acquisition of any New Subsidiary permitted hereunder, if requested by the Agent, the Borrower shall provide a supplement to SCHEDULE 6.8 to this Agreement.

          (iii) The Borrower shall not and shall not permit any of its Subsidiaries to make any Acquisitions (including the Specified
Acquisitions), other than Acquisitions meeting all of the following requirements (each such Acquisition constituting a "PERMITTED
ACQUISITION"):

          (a) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

          (b) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of greater than eighty percent (80%) of the Equity Interests of such entity, and 100% of the Capital Stock of such entity owned by the Borrower or any of its Subsidiaries shall be pledged pursuant to a Pledge Agreement;

          (c) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower and its Subsidiaries on the Closing Date; and

          (d) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

          (e) after giving effect to such Acquisition, the representations and warranties set forth in ARTICLE VI hereof shall be true and correct in all material respects on and as of the date of such Acquisition with the same effect as though made on and as of such date;

          (f) prior to each such Acquisition, the Borrower shall deliver to the Agents a documentation, information and certification package in form and substance acceptable to the Agents, including, without limitation:

               (1) a certificate from one of the Authorized Officers, calculating the Leverage Ratio as of the closing of such Acquisition;

               (2) all of the Collateral Documents necessary for the perfection of a first priority security interest in all of the assets to be acquired or the Equity Interests and assets of the entity to be acquired together with opinions of counsel, in each case in form and substance reasonably acceptable to the Agents;

               (3) a Guaranty Supplement if required pursuant to the terms of this Agreement

               (4) the financial statements of the target entity together with any PRO FORMA financial statements, projections, forecasts and budgets prepared by the Borrower in connection therewith;

               (5) a copy of the acquisition agreement for such Acquisition, together with drafts of the material schedules thereto;

               (6) a copy of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Acquisition; and

               (7) such other documents or information as shall be reasonably requested by any Agent or any Lender;

          (g) prior to each such Acquisition, the Borrower shall deliver to the Agents a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Agents and the Required Lenders that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by SECTION 7.3(A) in connection therewith, on a PRO FORMA basis using historical financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment (the amounts from which shall be unadjusted unless adjustments thereto shall have been approved in writing by the Agents), as if the Acquisition and such incurrence of

     Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in SECTION 7.4 and not otherwise in Default; and

          (h) the written consent of the Required Lenders shall have been obtained in connection with any Acquisition (other than the Specified Acquisitions) if the aggregate purchase price (including, without limitation or duplication, cash, stock, Indebtedness assumed (net of any cash acquired), amounts to be paid in connection with redemptions of the Borrower's Capital Stock from the sellers, contingent earn-outs or other similar contingent purchase price payments, and transaction related contractual payments, including amounts payable under non-compete, consulting or similar agreements) (valuing all non-cash consideration at Fair Value) is equal to or greater than $15,000,000.

With respect to any Acquisition where consent of the Required Lenders is necessary pursuant to clause (h) above, the Borrower shall (a) have obtained (and shall have based the various calculations set forth in this Agreement on) historical reviewed unaudited financial statements (where no audited financial statements are available) for the target for a period of not less than two years, obtained from the seller or provided by independent certified public accountants retained for the purposes of such Acquisition, broken down by fiscal quarter in the Borrower's reasonable judgment, copies of which shall be provided to the Agents and the Lenders or (b) in connection with any Acquisition where the Borrower is required by the Commission's regulations to base its pro forma calculations on audited financial statements for the target for any period (even though the Commission's regulations may not require that such audit be conducted prior to the closing of the applicable Acquisition), have obtained audited financial statements for the target (and shall have based the various calculations set forth in this Agreement on) historical audited financial statements for the target for a period of not less than two years, obtained from the seller or provided by independent certified public accountants retained for the purpose of such Acquisition, broken down by fiscal quarter in the Borrower's reasonable judgment, copies of which shall be provided to the Agents and the Lenders.

     (H) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Except as set forth on SCHEDULE 7.3(H), neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

     (I) RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except transactions permitted under SECTIONS 7.3(B) or 7.3(G).

     (J) SALES AND LEASEBACKS. Except for a sale-leaseback transaction in connection with the closure and possible relocation of the Borrower's facility in Plymouth, Michigan, neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under SECTION 7.3(B) and the lease involved is not prohibited under SECTION 7.3(A).

     (K) MARGIN REGULATIONS. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (L)  ERISA.  The Borrower shall not

          (i) engage, or permit any of its Subsidiaries to engage, in any material prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

         (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan unless waived pursuant to Section 412(d) of the Code;

        (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan under circumstances which could reasonably be expected to result in the imposition of a Lien on the assets or properties of the Borrower or any Subsidiary (including any lien arising under Section 412(n) of the Code);

         (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any material liability of the Borrower or any Controlled Group member under Title IV of ERISA;

          (v) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan (except as permitted by Section 4218(2) of ERISA), or any law pertaining thereto;

         (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under
     Section 412 of the Code on or before the due date for such installment or other payment under circumstances which could reasonably be expected to result in the imposition of a Lien on the assets or properties of the Borrower or any Subsidiary (including any lien arising under Section 412(n) of the Code); or

        (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

For purposes of this SECTION 7.3(L), "material" means any transaction, noncompliance or other basis for liability described in SECTION 7.3(L) which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate with all other liabilities under SECTION 7.3(L), in excess of $7,500,000.

     (M) CORPORATE DOCUMENTS. Other than in connection with the issuance of Permitted Hybrid Securities, neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders. Nothing herein shall prevent any such changes which increases the number of authorized shares of common stock of the Borrower.

     (N) FISCAL YEAR. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 52-week period or 53-week period, as applicable, ending on the last Saturday of March of each year.

     (O) SUBSIDIARY COVENANTS. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any

Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

     (P) HEDGING OBLIGATIONS. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its actual interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Borrower and any Lender or any affiliate of any Lender are sometimes referred to herein as "INTEREST RATE AGREEMENTS."

     (Q) NON-GUARANTOR SUBSIDIARIES. The Borrower shall not permit Subsidiaries which are not Guarantors, the Capital Stock of which is not pledged or the assets of which are not subject to a Security Agreement and other Collateral Documents to represent five percent (5%) or more of the consolidated EBITDA of the Borrower and its Subsidiaries.

     (R) CHANGE OF DEPOSIT ACCOUNTS. The Borrower shall not and shall not permit its Subsidiaries to establish or maintain any deposit account with any bank or other financial institution other than (i) those which have entered into a Collection Account Agreement in form and substance acceptable to the Collateral Agent and (ii) Permitted Sweep Accounts.

     (S) SUBORDINATED INDEBTEDNESS. The Borrower shall not and shall not permit any of its Subsidiaries to amend, supplement or modify the terms of any Subordinated Indebtedness, or make any payment required as a result of an amendment or change thereto, other than amendments, supplements or modifications which (1) (a) decrease the rate of interest payable on such Subordinated Indebtedness, (b) provide for the payment in kind in lieu of cash of any portion of the interest on the Subordinated Indebtedness, (c) provide for the extension of the maturity date with respect to any principal or interest payment to be made under the instruments evidencing such Subordinated Indebtedness, (d) provide more flexibility to the Borrower or its Subsidiaries in connection with any covenants or (e) waive any defaults existing in connection with the Subordinated Indebtedness and
(2) do not adversely affect in any respect the interests of the Agents or any Lender.

     (T) ISSUANCE OF EQUITY INTERESTS. The Borrower shall not issue any Equity Interests if as a result of such issuance a Change of Control shall occur. None of the Borrower's Subsidiaries shall issue any Equity Interests other than to the Borrower and all of which shall be subject to an applicable Pledge Agreement.

     7.4 FINANCIAL COVENANTS. The Borrower shall comply with the following:

     (A) MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of (i) the sum of the amounts of:
(a) EBITDA; MINUS (b) Capital Expenditures to (ii) the sum of the amounts of: (a) Interest Expense; PLUS (b) scheduled amortization of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other Indebtedness for borrowed money of the Borrower; PLUS
(c) cash taxes paid by the Borrower and its consolidated Subsidiaries; PLUS
(d) Restricted Payments (other than Acquisition Redemptions and Restricted Payments made pursuant to CLAUSE (III) of SECTION 7.3(F)) made during such period; PLUS (e) any payments made by the Borrower or any of its Subsidiaries directly or indirectly pursuant to any Customer Loan Guaranties during such period; and PLUS (f) any payments made by the Borrower or any of its Subsidiaries directly or indirectly pursuant to any Customer Lease Guaranties of at least 1.10 to 1.00. In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a PRO FORMA basis using historical financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment (the amounts from which shall be unadjusted unless adjustments thereto shall have been approved in writing by the Agents).

     (B) MAXIMUM LEVERAGE RATIO. The Borrower shall not permit the ratio (the "LEVERAGE RATIO") of (i) Total Debt to (ii) EBITDA to be greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

       QUARTER(S) ENDING                  RATIO
       -----------------                  -----
       March 31, 1999 through
       March 31, 2001                     4.00 to 1.00

       June 30, 2001 through
       March 31, 2002                     3.50 to 1.00





                                     -105-

       June 30, 2002 through
       March 31, 2003                     3.00 to 1.00

       Each quarter thereafter            2.50 to 1.00

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a PRO FORMA basis using historical financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment (the amounts from which shall be unadjusted unless adjustments thereto shall have been approved in writing by the Agents).

     (C) MAXIMUM LEASE ADJUSTED LEVERAGE RATIO. The Borrower shall not permit the ratio (the "LEASE ADJUSTED LEVERAGE RATIO") of (i) the sum of
(a) Total Debt PLUS (b) an amount equal to eight (8) times Rentals for the four-quarter period ending on such day to (ii) the sum of (a) EBITDA PLUS
(b) Rentals to be greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

       QUARTER(S) ENDING                  RATIO
       -----------------                  -----
       March 31, 1999 through
       March 31, 2001                     5.00 to 1.00

       June 30, 2001 through
       March 31, 2002                     4.75 to 1.00

       June 30, 2002 through
       March 31, 2003                     4.25 to 1.00

       Each quarter thereafter            3.75 to 1.00

The Lease Adjusted Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and
(b) for EBITDA and Rentals, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a PRO FORMA basis using historical financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment (the amounts from which shall be unadjusted unless adjustments thereto shall have been approved in writing by the Agents).

     (D) INTEREST EXPENSE COVERAGE RATIO. The Borrower shall maintain a ratio (the "INTEREST EXPENSE COVERAGE RATIO") of (i) EBITDA to (ii) cash Interest Expense during each four fiscal quarter period ending on the date described below of at least:

     (i) 2.50 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 1999 through the fiscal quarter ending December 31, 1999;

    (ii) 3.25 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2000 through the fiscal quarter ending December 31, 2000; and

   (iii)  3.50 to 1.00 for each fiscal quarter thereafter.

In each case, the Interest Expense Coverage Ratio shall be determined as of the last day of each fiscal quarter described above for the four fiscal quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a PRO FORMA basis using historical financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment (the amounts from which shall be unadjusted unless adjustments thereto shall have been approved in writing by the Agents).


ARTICLE VIII:  DEFAULTS

     8.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

     (A) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

     (B) BREACH OF CERTAIN COVENANTS. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

          (i) SECTION 7.1(C) through and including 7.1(I), 7.2(B) or 7.2(F) and such failure shall continue unremedied for ten (10) Business Days;

         (ii)  SECTIONS 7.1(A), 7.1(B), 7.2(A), 7.2(C), 7.2(D), 7.2(E) and
     7.2(G) through and including 7.2(Q) and such failure shall continue unremedied for five (5) Business Days; or

        (iii)  SECTION 7.3 or 7.4.

     (C) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower to any Agent, any Arranger or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

     (D) OTHER DEFAULTS. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (A), (B) or (C) of this SECTION 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

     (E) DEFAULT AS TO OTHER INDEBTEDNESS. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness the outstanding principal amount of which Indebtedness is in excess of $5,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (F)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within ninety (90) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the

     Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

         (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within ninety (90) days after entry, appointment or issuance.

     (G) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Borrower or any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

     (H) JUDGMENTS AND ATTACHMENTS. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $7,500,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

     (I) DISSOLUTION. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

     (J) LOAN DOCUMENTS. At any time, for any reason, any Loan Document as a whole that materially affects the ability of any Agent or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder.

     (K) TERMINATION EVENT. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Borrower or any Subsidiary to liability, individually or in the aggregate, in excess of $7,500,000.

     (L) WAIVER OF MINIMUM FUNDING STANDARD. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability, individually or in the aggregate, in excess of $7,500,000.

     (M) CHANGE OF CONTROL.  A Change of Control shall occur.

     (N) INTEREST RATE AGREEMENTS. Nonpayment by the Borrower of any obligation under any Interest Rate Agreement or the breach by the Borrower of any term, provision or condition contained in any such Interest Rate Agreement.

     (O) ENVIRONMENTAL MATTERS. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Borrower to liability in excess of $7,500,000.

     (P) GUARANTOR DEFAULT OR REVOCATION. Any Guaranty shall fail to remain in full force or effect or any action shall be taken by the Borrower or any Subsidiary to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

     (Q) CUSTOMER DEFAULTS. With respect to Customer Lease Guaranties and Customer Loan Guaranties, the aggregate amount after the Closing Date of

(i) payments made by the Borrower and its Subsidiaries and (ii) amounts for which payment has been demanded or otherwise sought from the Borrower and its Subsidiaries exceeds $5,000,000.

     (R) The occurrence of any event set forth in the separate disclosure letter from the Borrower and addressed to the Lenders dated of even date herewith.

     A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 9.3.


ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
REMEDIES

     9.1 TERMINATION OF COMMITMENTS; ACCELERATION. If any Default described in SECTION 8.1(F) or 8.1(G) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Agent or any Lender. If any other Default occurs, (a) the Lenders with Revolving Loan Pro Rata Shares equal to or greater than sixty-six and two-thirds percent (66-2/3%) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, (b) the Lenders with Acquisition Loan Pro Rata Shares equal to or greater than sixty-six and two-thirds percent (66-2/3%) may terminate or suspend the obligations of the Lenders to make Acquisition Facility Loans hereunder and/or (c) the Lenders with Pro Rata Shares equal to or greater than sixty-six and two-thirds percent (66-2/3%) may declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

     9.2 DEFAULTING LENDER. In the event that any Lender fails to fund its Tranche A Pro Rata Share, Tranche B Pro Rata Share, Acquisition Loan Pro Rata Share and/or Revolving Loan Pro Rata Share, as applicable, of any Advance requested or deemed requested by the Borrower (or requested by an Issuing Bank or the Swing Line Bank in connection with the participation in Letters of Credit or Swing Line Loans), which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower (or the Issuing Bank or

Swing Line Bank, as applicable) by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions of this SECTION 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to SECTION 2.9;

         (ii) any such Lender shall be deemed to have cured its failure to fund its Tranche A Pro Rata Share, Tranche B Pro Rata Share, Revolving Loan Pro Rata Share or Acquisition Loan Pro Rata Share, as applicable, of any Advance at such time as an amount equal to such Lender's original Tranche A Pro Rata Share, Tranche B Pro Rata Share, Revolving Loan Pro Rata Share or Acquisition Loan Pro Rata Share, as applicable, of the requested principal portion of such Advance is fully funded to the Borrower (or Issuing Bank or Swing Line Bank, as applicable), whether made by such Lender itself or by operation of the terms of this
     SECTION 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

        (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Tranche A Pro Rata Share, Tranche B Pro Rata Share, Revolving Loan Pro Rata Share and/or Acquisition Loan Pro Rata Share, as applicable, of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

         (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied FIRST, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Floating Rate Loans constituting Cure Loans;

          (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Tranche A Pro Rata
     Share, Tranche B Pro Rata Share, Revolving Loan Pro Rata Share or

     Acquisition Loan Pro Rata Share, as applicable, of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective pro rata shares of such Advance have not been so cured) whose Tranche A Pro Rata Shares, Tranche B Pro Rata Shares, Revolving Loan Pro Rata Shares and/or Acquisition Loan Pro Rata Shares, as applicable, represent equal to or greater than sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; and

         (vi) for so long as and until any such Lender's failure to fund its Revolving Loan Pro Rata Share and/or Acquisition Loan Pro Rata Share of any Advance is cured in accordance with SECTION 9.2(II), (A) such Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment and Acquisition Facility Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Revolving Loan Pro Rata Share or Acquisition Loan Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments and Acquisition Facility Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments and Acquisition Facility Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, PLUS (II) the outstanding Reimbursement Obligations owing to such performing Lenders, PLUS
     (III) the aggregate participation interests of such performing Lenders arising with respect to undrawn and outstanding Letters of Credit and Swing Line Loans.

     9.3 AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Syndication Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Postpone or extend the Revolving Loan Termination Date, the Tranche A Term Loan Termination Date or the Tranche B Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to

     (A) any modifications of the provisions relating to the amounts, timing or application of prepayments of Loans and other Obligations, which modifications shall require the approval only of the Required Lenders; PROVIDED, HOWEVER, if such modifications would affect the order of application of any mandatory prepayments to the Tranche B Term Loans, such modifications shall also require the approval of Lenders with Tranche B Pro Rata Shares equal to or greater than sixty-six and two-thirds percent (66-2/3%); and (B) a waiver of the application of the default rate of interest pursuant to SECTION 2.10 hereof).

         (ii)  Reduce the principal amount of any Loans or L/C
     Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (other than as a result of a change in the definition of Leverage Ratio or any of the components thereof or the method of calculation thereof).

        (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Tranche A Pro Rata Share", "Tranche B Pro Rata Share", "Acquisition Loan Pro Rata Share", "Revolving Loan Pro Rata Share" or "Pro Rata Share".

         (iv) Increase the amount of any Commitment of any Lender hereunder or increase any Lender's Tranche A Pro Rata Share, Tranche B Pro Rata Share, Revolving Loan Pro Rata Share, Acquisition Loan Pro Rata Share or Pro Rata Share.

          (v) Permit the Borrower to assign its rights under this Agreement.

         (vi)  Release all or substantially all of the Collateral.

        (vii)  Amend this SECTION 9.3.

No amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent. No amendment of any provision of this Agreement relating to the Swing Line Loans shall be effective without the written consent of the Swing Line Bank. The Administrative Agent may waive payment of the fee required under SECTION 13.3(B) without obtaining the consent of any of the Lenders.

     9.4 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or any Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until the Obligations have been paid in full.


ARTICLE X:  GENERAL PROVISIONS

     10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3 PERFORMANCE OF OBLIGATIONS. The Borrower agrees that the Agents may, but shall have no obligation, after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of the Borrower under any Loan Document. The Agents shall use reasonable efforts to give the Borrower notice of any action taken under this SECTION 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the applicable Agent, upon demand, the principal amount of all funds advanced by such Agent under this SECTION 10.3, together with interest thereon at the rate from time to time applicable to Revolving Loans that are Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this SECTION 10.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the applicable Agent, such Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to such Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to such Agent by such Lender within one (1) Business Day after the applicable Agent's demand therefor, the applicable Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received.
The failure of any Lender to make available to the applicable Agent its Pro Rata Share of any such unreimbursed advance under this SECTION 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to such Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the applicable Agent. All outstanding principal of, and interest on, advances made under this SECTION 10.3 shall constitute Obligations.

     10.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agents and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agents and the Lenders relating to the subject matter thereof.

     10.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agents are authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     10.7  EXPENSES; INDEMNIFICATION.

     (A) EXPENSES. The Borrower shall reimburse the Agents and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for either Agent, which attorneys and paralegals may be employees of such Agent) paid or incurred by either of the Agents or Arrangers in connection with the preparation, negotiation, execution, delivery, syndication (including the expenses identified in the disclosure letter), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agents, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for any Agent, any Arranger or any Lender, which attorneys and paralegals may be employees of an Agent, Arranger or Lender) paid or incurred by any Agent, Arranger or Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the

Syndication Agent, promptly after the Syndication Agent's request therefor, for each audit, or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Syndication Agent's then customary charges for each person employed to perform such audit or analysis, plus all reasonable costs and expenses (including without limitation, travel expenses) incurred by the Syndication Agent in the performance of such audit or analysis; provided, however, that the Borrower shall not be required to reimburse the Collateral Agent for more than one such audit and analysis during any 12-month period conducted at a time when no Default has occurred and is continuing. The Syndication Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this SECTION 10.7(A).

     (B) INDEMNITY. The Borrower further agrees to defend, protect, indemnify, and hold harmless each and all of the Agents, Arrangers, Lenders and each of their respective Affiliates, and each of such Person's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the making of or participation in Swing Line Loans, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

         (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of

     Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     (C) WAIVER OF CERTAIN CLAIMS. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages.

     (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of the Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

     10.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agents with sufficient counterparts so that the Agents may furnish one to each of the Lenders.

     10.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in Agreement Accounting Principles are hereafter required or permitted and are adopted by the Borrower with the agreement of its independent public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agents and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into with respect to any Accounting Changes, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

     10.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     10.11 NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agents shall be solely that of borrower and lender. Neither any Agent, any Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agents, any Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     10.12 GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER AND ANY AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF

CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE AGENT, OR ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

     (C) VENUE. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION, WITH OFFICES AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AS THE BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY AGENT OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     10.14 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     10.15 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. The Borrower agrees that any and all claims of the Borrower against any Guarantor, any endorser or any other guarantor of all or any part of the Secured Obligations, or against any of its properties, including, without limitation, pursuant to any intercompany Indebtedness permitted under SECTION 7.3(A), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are Subordinated to the rights, if any, of the Lenders and the Agents in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations shall have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Agents and the Lenders have been terminated. If, during the continuance of a Default, all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to the Borrower, including, without limitation, pursuant to the any intercompany Indebtedness permitted under SECTION 7.3(A) ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations shall have first been paid in full in cash and satisfied; PROVIDED, HOWEVER, ordinary course payments or distributions made by any Guarantor to the Borrower shall be required to be paid or delivered to the Administrative Agent only upon any Agent's request. The Borrower irrevocably authorizes and empowers the Syndication Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Borrower such proofs of claim and take such other action, in the Syndication Agent's own name or in the name of the Borrower or otherwise, as the Syndication Agent may deem necessary or advisable for the enforcement of this SECTION 10.15. The Syndication Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness during the continuance of a Default and prior to the satisfaction of all of the Secured Obligations and the termination of all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Agents and the Lenders, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Agents and the Holders of Secured Obligations and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Agents and the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Agents and the Lenders; PROVIDED, HOWEVER, ordinary course payments or distributions made by any Guarantor to the Borrower shall be required to be paid or delivered to the Administrative Agent only upon request of the Syndication Agent. If the Borrower fails to make any such endorsement or assignment to the Administrative Agent or Syndication Agent, as applicable, the Syndication Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Secured Obligations have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Agents and the Lenders have been terminated, the Borrower will not assign or transfer to any Person (other than the Agents) any claim the Borrower has or may have against any Guarantor.


ARTICLE XI:  THE AGENTS

     11.1 APPOINTMENT; NATURE OF RELATIONSHIP. Michigan National is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document and ABN AMRO is appointed by the Lenders (in each case on such Lender's behalf and on behalf of its Affiliates and their respective officers, directors, employees, attorneys and agents) as the Syndication Agent and Collateral Agent hereunder and under each of the other Loan Documents, and each of the Lenders irrevocably authorizes the Agents to act as the contractual representatives of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Each of the Agents agrees to act as such contractual representative upon the express conditions contained in this ARTICLE XI. Notwithstanding the use of the defined term "Administrative Agent," "Collateral Agent," "Syndication Agent" or "Agent," it is expressly understood and agreed that no Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agents are merely acting as the representatives of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, (i) no Agent assumes any fiduciary duties to any of the Lenders, (ii) each Agent is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) each Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against either Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives. Each reference in this Article XI to a "Lender" shall in each case include other Holders of Secured Obligations which constitute an Affiliate of such Lender or its or its Affiliate's officers, directors, employees and agents, it being the intention of the parties that the Agents act on behalf of the Holders of Secured Obligations hereunder and under the other Loan Documents.

     11.2 POWERS. The Agents shall have and may exercise such powers under the Loan Documents as are specifically delegated to such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agents or either of them.

     11.3 GENERAL IMMUNITY. Neither the Agents nor any of their respective directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

     11.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, RECITALS, ETC. Neither the Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered solely to such Agent; (iv) the existence or possible existence of any Default or Unmatured Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agents shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.

     11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agents shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agents may execute any of its duties as the Agents hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agents shall be entitled to advice of counsel concerning the contractual arrangement between the Agents and the Lenders and all matters pertaining to the Agents' duties hereunder and under any other Loan Document.

     11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agents shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agents (or either of them), which counsel may be employees of one of the Agents.

     11.8 REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agents ratably in proportion to the Lenders' respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agents or either of them are entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agents or either of them on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and not reimbursed by the Borrower and
(iii) to the extent not reimbursed by the Borrower, for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agents or either of them in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the applicable Agent.

     11.9 RIGHTS AS A LENDER. With respect to its Revolving Loan Commitment, its Tranche A Term Loan Commitment, its Tranche B Term Loan Commitment, its Acquisition Facility Commitment, Loans made by it and the Notes issued to it, each Agent shall have the same rights, powers and obligations hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agents in their individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     11.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.11 SUCCESSOR AGENTS. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Without limiting its ability to resign hereunder at any other time, any Administrative Agent shall be deemed to have resigned upon written notice made by the Borrower to the Agents, which notice the Borrower shall be entitled to deliver hereunder in the event that the Borrower determines that it may be required to pay any additional amounts pursuant to the provisions of SECTION 2.14(E) hereof with respect to the Michigan Single Business Tax. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders (without any consent required from the Borrower), a successor Administrative Agent, Collateral Agent or Syndication Agent, as applicable; PROVIDED, HOWEVER, upon any resignation (or deemed resignation) by Michigan National as the Administrative Agent, ABN AMRO shall, without further action on the part of the Lenders be appointed as the successor Administrative Agent (provided it shall have the right to decline such appointment); PROVIDED, FURTHER, upon any resignation by ABN AMRO as the Syndication Agent and/or Collateral Agent, Michigan National shall, without further action on the part of the Lenders be appointed as the successor Syndication Agent and/or Collateral Agent (provided it shall have the right to decline such appointment). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, Collateral Agent or Syndication Agent, as applicable. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Administrative Agent, Collateral Agent or successor Syndication Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, Collateral Agent or Syndication Agent, as applicable, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this ARTICLE XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

     11.12 COLLATERAL DOCUMENTS. (a) Each Lender authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

          (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Collateral Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Holders of Secured Obligations.

          (c) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the

Collateral Agent upon any Collateral or release any Guarantor from its obligations under the Guaranty (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this SECTION 11.12(C).

          (d) Upon any sale or transfer of Collateral or of a Subsidiary which is expressly permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred and release the applicable Guarantor from its obligation under the Guaranty; PROVIDED, HOWEVER, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.


ARTICLE XII:  SETOFF; RATABLE PAYMENTS

     12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     12.3 APPLICATION OF PAYMENTS. Subject to the provisions of SECTION 9.2, (i) prior to the occurrence of a Default, the Administrative Agent shall apply all payments and prepayments in respect of the Obligations in such order as shall be specified by the Borrower and (ii) after the occurrence of a Default, the Administrative Agent and the Collateral Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this SECTION 12.3, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

          (A) first, to the ratable payment of interest on and then principal of any portion of the Loans which the Agents, or either of them may have advanced on behalf of any Lender for which the applicable Agent has not then been reimbursed by such Lender or the Borrower;

          (B) second, to the ratable payment of interest on and then principal of any advance made under SECTION 10.3 for which the funding Agents have not then been paid by the Borrower or reimbursed by the Lenders;

          (C) third, to the ratable payments of Obligations in respect of any fees, expense reimbursements or indemnities then due to either of the Agents in such capacity;

          (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders, Swing Line Bank and the issuer(s) of Letters of Credit;

          (E) fifth, to pay interest due in respect of Loans (including Swing Line Loans) and L/C Obligations;

          (F) sixth, to the ratable payment or prepayment of principal outstanding on Loans (including Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Interest Rate Agreements;

          (G) seventh, to provide required cash collateral, if required pursuant to SECTION 3.11 and

          (H)  eighth, to the ratable payment of all other Secured
     Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans shall be applied FIRST, to repay outstanding Floating Rate Loans, and THEN to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid or prepaid prior to those which have later expiring Interest Periods. The order of priority set forth in this SECTION 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agents, the Lenders and the issuer(s) of Letters of Credit as among themselves. The order of priority set forth in CLAUSES (D) through (H) of this SECTION 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person. The order of priority set forth in CLAUSES (A) through (C) of this SECTION 12.3 may be changed only with the prior written consent of the Agents.

     12.4  RELATIONS AMONG LENDERS.

     (A) Except with respect to the exercise of set-off rights of any Lender in accordance with SECTION 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Loan Document or the Collateral, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the applicable Agent.

     (B) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender. The Syndication Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.


ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that
(i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3 hereof. Notwithstanding clause (ii) of this SECTION 13.1, any Lender may at any time, without the consent of the Borrower or the Agents, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agents may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.2  PARTICIPATIONS.

     (A) PERMITTED PARTICIPANTS; EFFECT. Subject to the terms set forth in this SECTION 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any Acquisition Facility Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis.
Notice of such participation to the Borrower and the Agents shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of ARTICLE IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

     (B) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal (but not prepayments) of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases all or substantially all of the Collateral, if any, securing any such Loan.

     (C) BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 12.2 as if each Participant were a Lender.

     13.3  ASSIGNMENTS.

     (A) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, Acquisition Facility Commitment, the Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this SECTION 13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement; PROVIDED THAT (1) Lenders with Tranche B Pro Rata Shares greater than zero may assign a portion of their interest in the Tranche B Term Loans without assigning any other interest; (2) Michigan National Bank and National Australia Bank Limited may assign varying percentages of their rights and obligations with respect to the Revolving Loans, Revolving Loan Commitment, Swing Line Loans, Swing Line Commitment, Acquisition Facility Loans, Acquisition Loan Commitment and Tranche A Term Loans as between themselves (the "PERMITTED MICHIGAN NATIONAL TRANSFERS") and (3) the Syndication Agent may assign varying percentages of its rights and obligations with respect to the Revolving Loans, Revolving Loan Commitment, Acquisition Facility Loans, Acquisition Loan Commitment and Tranche A Loans during the

Syndication Period with the consent of the Administrative Agent; PROVIDED, HOWEVER that each such assignment shall be of all of the assigning Lender's rights and obligations with respect to the Acquisition Loan Commitment, Acquisition Facility Loans, Revolving Loan Commitment, Revolving Credit Obligations Tranche A Term Loan Commitment and Tranche A Term Loan. Other than in connection with Permitted Michigan National Transfers, such assignment shall be substantially in the form of EXHIBIT E hereto and, without the prior written consent of the Syndication Agent, shall not be permitted hereunder unless such assignment is for all of such Lender's rights and obligations under the Loan Documents, involves loans and commitments in an aggregate amount of at least $5,000,000 or involves an assignment to another Lender. Other than in connection with assignments of all of the assigning Lender's rights and obligations under the Loan Documents, the consent of the Administrative Agent shall be required prior to an assignment becoming effective where the assigning Lender's aggregate amount of loans and commitments retained after such assignment is less than $4,000,000. The consent of the Syndication Agent and, prior to the occurrence of a Default or Unmatured Default, the Borrower (which consent, in each such case, shall not be unreasonably withheld or delayed), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

     (B) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agents of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT E hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by SECTION 13.3(A) hereof, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment; PROVIDED, HOWEVER in connection with assignments by the Syndication Agent during the Syndication Period, no such processing fee shall be applicable. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agents shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3(B), the transferor Lender, the Syndication Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, Acquisition Facility Commitment and their Term Loans, as adjusted pursuant to such assignment.

     (C) THE REGISTER. The Administrative Agent shall maintain, solely for the purposes of this Section, as agent for the Borrower, at its address referred to in SECTION 14.1 a copy of each Assignment and Acceptance Agreement effected pursuant to this SECTION 13.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this
SECTION 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement; PROVIDED, HOWEVER, that as to the amounts owed by the Borrower to any Lender, as between the Borrower and the Lender, to the extent the amount in the Register conflicts with the amounts reflected on the schedule to such Lender's Notes, in the absence of manifest error, the Lender's records instead of the Register shall be conclusive and binding. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     13.4 CONFIDENTIALITY. Subject to SECTION 13.5, the Agents and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this SECTION 13.4. In no event shall any Agent or any Lender be obligated or required to return any materials furnished by the Borrower; PROVIDED, HOWEVER, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

     13.5 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or direct or indirect contractual counterparty in swap agreements (or such contractual counterparty's professional advisor) or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries; PROVIDED that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with SECTION 13.4 the confidentiality of any confidential information described therein.


ARTICLE XIV:  NOTICES

     14.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     14.2 CHANGE OF ADDRESS. The Borrower, the Agents and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XV:  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agents and the Lenders and each party has notified the Syndication Agent by facsimile or telephone, that it has taken such action.


               [Remainder of This Page Intentionally Blank]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agents have executed this Agreement as of the date first above written.

                              SPARTAN STORES, INC.
                                as the Borrower


                              By: /s/James B. Meyer
                                 Name: James B. Meyer
                                 Title: President

                              Address:
                              850 76th Street S.W.
                              P.O. Box 8700
                              Grand Rapids, MI 49518-8700

                              Attention: Director of Finance
                              Telephone No.: (616) 878-8616
                              Facsimile No.: (616) 878-2889



                              ABN AMRO BANK N.V.,
                              as Arranger, Syndication Agent, Collateral
                              Agent, as a Lender and as an Issuing
                              Bank


                              By: /s/James Pierpont
                                 Name: James Pierpont
                                 Title: Senior Vice President


                              By: /s/Joann L. Holman
                                 Name: Joann L. Holman
                                 Title: Vice President

                              Address:
                              135 South LaSalle Street
                              Chicago, IL 60674-9135

                              Attention: Joann Holman
                              Telephone No.: (312) 904-7835
                              Facsimile No.: (312) 606-8425


                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              MICHIGAN NATIONAL BANK,
                              as Co-Arranger, Administrative Agent, as a Lender and as an Issuing Bank



                              By: /s/Peter T. Campbell
                                 Name:  Peter T. Campbell
                                 Title:  Relationship Manager

                              Address:
                              77 Monroe Center, N.W.
                              P.O. Box 1707
                              Grand Rapids, MI 49501-1707
                              Attention: Commercial Financial Services (02-53) Telephone No.: 616/451-7624
                              Facsimile No.: 616/451-7708





























                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              THE FIRST NATIONAL BANK OF CHICAGO



                              By: /s/Kenneth A. Selle
                                 Name:  Kenneth A. Selle
                                 Title:  First Vice President

                              Address:
                              One First National Plaza
                              Mail Suite 0429
                              Chicago, IL 60670-0429
                              Attention:  Kenneth A. Selle
                              Telephone No.: 312/732-9524
                              Facsimile No.: 312/732-7455































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              HARRIS TRUST AND SAVINGS BANK



                              By: /s/Julia B. Buthman
                                 Name:  Julia B. Buthman
                                 Title:  Managing Director

                              Address:
                              111 W. Monroe Fl 18w
                              Chicago, IL 60603
                              Attention: Julia B. Buthman
                              Telephone No.: 312/461-2744
                              Facsimile No.: 312/765-8095
































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              NATIONAL CITY BANK



                              By: /s/Patricia A. Jackson
                                 Name:  Patricia A. Jackson
                                 Title:  Vice President

                              Address:
                              155 E. Broad St.
                              Columbus, OH 43251
                              Attention: Patricia A. Jackson
                              Telephone No.: 614/463-8065
                              Facsimile No.: 614/463-6770
































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              OLD KENT BANK



                              By: /s/V. Scott Rowley
                                 Name:  V. Scott Rowley
                                 Title:  Vice President

                              Address:
                              111 Lyon Avenue N.W.
                              Grand Rapids, MI 49503
                              Attention: Corporate Banking
                              Telephone No.: 616/771-5265
                              Facsimile No.: 616/771-4641
































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              COMERICA BANK



                              By: /s/Robert M. Porterfield
                                 Name:  Robert M. Porterfield
                                 Title:  Vice President

                              Address:
                              500 Woodward Avenue, 9th Floor
                              Detroit, MI 48226-3268
                              Attention: Robert M. Porterfield
                              Telephone No.: 313/222-7802
                              Facsimile No.: 313/222-9514
































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              MERCANTILE BANK NATIONAL
                              ASSOCIATION



                              By: /s/Gerald S. Kick
                                 Name:  Gerald S. Kirk
                                 Title:  Assistant Vice President

                              Address:
                              One Mercantile Center (12th Floor)
                              7th & Washington
                              St. Louis, MO 63101
                              Attention: Gerald S. Kirk
                              Telephone No.: 314/418-8247
                              Facsimile No.: 314/418-2203






























                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              UNITED OF OMAHA LIFE INSURANCE
                              GMPA



                              By: /s/Edwin M. Garrison Jr.
                                 Name:  Edwin H. Garrison Jr.
                                 Title:  First Vice President

                              Address:
                              United of Omaha Life Insurance Company
                              Mutual of Omaha Plaza
                              Omaha, NE 68175-1011
                              Attention: 4-Investment Loan Administration
                              Telephone No.: 402/351-2504
                              Facsimile No.: 402/351-2501






























                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              BALANCED HIGH-YIELD FUND I LTD.,
                              By:  BHF-Bank Aktiengesellschaft, acting
                              through its New York Branch, as attorney-in-
                              fact, as Assignee



                              By: /s/Thomas Scifo
                                 Name: Thomas Scifo
                                 Title: Assistant Vice President

                              By: /s/Hans J. Scholz
                                 Name: Hans J. Scholz
                                 Title: Assistant Vice President

                              Address:
                              590 Madison Ave.
                              New York, NY 10022
                              Attention: Geoffrey C. Gwin
                              Telephone No.: 212/756-5532
                              Facsimile No.: 212/756-5536

























                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              BALANCED HIGH-YIELD FUND II LTD.,
                              By:  BHF-Bank Aktiengesellschaft, acting
                              through its New York Branch, as attorney-in-
                              fact, as Assignee



                              By: /s/Thomas Scifo
                                 Name: Thomas Scifo
                                 Title: Assistant Vice President


                              By: /s/Hans J. Scholz
                                 Name: Hans J. Scholz
                                 Title: Assistant Vice President

                              Address:
                              590 Madison Ave.
                              New York, NY 10022
                              Attention: Geoffrey C. Gwin
                              Telephone No.: 212/756-5532
                              Facsimile No.: 212/756-5536
























                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              THE BANK OF NOVA SCOTIA



                              By: /s/F.C.H. Ashby
                                 Name:  F.C.H. Ashby
                                 Title:  Sr. Manager Loan Operations

                              Address:
                              600 Peachtree Street
                              Suite 2700
                              Atlanta, GA 30308
                              Attention: F.C.H. Ashby
                              Telephone No.: 404/877-1540
                              Facsimile No.: 404/888-8998































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              U.S. BANK NATIONAL ASSOCIATION



                              By: /s/James W. Wilber
                                 Name:  James M. Wilber
                                 Title:  Vice President

                              Address:
                              701 Lee St.
                              Suite 800
                              Des Plaines, IL  60016
                              Attention: James M. Wilber
                              Telephone No.: 847/390-5615
                              Facsimile No.: 847/390-5699































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              NCB CAPITAL CORPORATION



                              By: /s/Elaine M. MacDonald
                                 Name: Elaine M. MacDonald
                                 Title:  Vice President

                              Address:
                              1401 Eye Street, N.W.
                              Suite 700
                              Washington, DC  20005
                              Attention: Barry W. Silver
                                         Managing Director
                              Telephone No.: 202/336-7621
                              Facsimile No.: 202/336-7659






























                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              IMPERIAL BANK



                              By: /s/Ray Vadalma
                                 Name:  Ray Vadalma
                                 Title:  Senior Vice President

                              Address:
                              9920 S. LaCienga Blvd.
                              14th Floor
                              Inglewood, CA  90301
                              Attention: Jamie Harney
                              Telephone No.: 310/417-5656
                              Facsimile No.: 310/417-5997































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A. "RABOBANK NEDERLAND," NEW YORK BRANCH



                              By: /s/Hans F. Breukhoven
                                 Name: Hans F. Breukhoven
                                 Title: Vice President


                              By: /s/
                                 Name:
                                 Title:


                              Address:
                              300 South Wacker
                              Suite 3500
                              Chicago, IL  60606
                              Attention: Tom Levasseur
                              Telephone No.: 312/408-8249
                              Facsimile No.: 312/408-8240

                              With copies to:

                              Debra Rivers/Chandra Rambarran
                              Rabobank Nederland
                              10 Exchange Place
                              Jersey City, NJ  07302
                              Telephone No.: 201/499-5317/201/499-5316
                              Facsimile No.: 201/499-5326














                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              NBD BANK



                              By: /s/Kevin M. Paul
                                 Name:  Kevin M. Paul
                                 Title:  First Vice President

                              Address:
                              200 Ottawa Avenue, N.W.
                              Grand Rapids, MI  49503
                              Attention: Kevin M. Paul
                              Telephone No.: 616/771-7231
                              Facsimile No.: 616/771-7440
































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



                              By: /s/Mary Ann McCarthy
                                 Name: Mary Ann McCarthy
                                 Title: Managing Director

                              Address:
                              1295 State Street
                              Springfield, MA  01111
                              Attention: John Wheeler
                              Telephone No.: 413/744-6228
                              Facsimile No.: 413/744-6127
































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              KZH RIVERSIDE LLC



                              By: /s/Virginia Conway
                                 Name:  Virginia Conway
                                 Title: Authorized Agent

                              Address:
                              c/o The Chase Manhattan Bank
                              450 West 33rd Street - 15th Floor
                              New York, NY  10001
                              Attention: Virginia Conway
                              Telephone No.: 212/946-7575
                              Facsimile No.: 212/946-7776

                              With copies to:

                              Shan McSweeney
                              Gibson, Dunn & Crutcher LLP
                              200 Park Avenue
                              New York, NY  10166-0193
                              Telephone No.: 212/351-3806
                              Facsimile No.: 212/351-4035






















                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              BANK BOSTON, N.A., AS TRUST ADMINISTRATOR FOR LONGLANE MASTER TRUST IV



                              By: /s/Renee Ross
                                 Name:  Renee Ross
                                 Title: Managing Director, Credit
                                        Derivatives

                              Address:
                              100 Federal Street
                              12th Floor
                              Boston, MA  02110
                              Attention: Matthew Rose
                              Telephone No.: 617/434-7264
                              Facsimile No.: 617/434-6795





























                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement

                              NATIONAL AUSTRALIA BANK LIMITED



                              By: /s/Bill Schmid
                                 Name:  Bill Schmid
                                 Title:  Vice President

                              Address:
                              Wholesale Financial Services -- Americas
                              200 Park Avenue, 34th Floor
                              New York, NY  10166
                              Attention: Bill Schmid
                              Telephone No.: 212/916-9596
                              Facsimile No.: 212/983-1969































                                     Signature Page to Spartan Stores, Inc.
                                                           Credit Agreement